                                                                     EXHIBIT 2.7


                            Participation Agreement

                                      Among


                                AHC Tenant, Inc.


                                     Lessee


                            Pita General Corporation


                                      Owner


                         Alterra Healthcare Corporation


                                    Guarantor


                           SELCO Service Corporation


                                Equity Investor


                         ZC Specialty Insurance Company


                                     Surety


                       The First National Bank of Chicago


                                   as Trustee


                                      and


                   Greenwich Capital Financial Products, Inc.

                                   Noteholder


                           Dated as of July 16, 1999



================================================================================

                                TABLE OF CONTENTS



SECTION                                                  HEADING                                                     PAGE
ARTICLE I                  DEFINITIONS AND RULES OF USAGE..........................................................


ARTICLE II                 SUMMARY OF TRANSACTIONS.................................................................

       Section 2.1.        Transaction Documents...................................................................
       Section 2.2.        Loans...................................................................................
       Section 2.3.        Equity Advances.........................................................................
       Section 2.4.        Use of Proceeds of Loans and Equity Advances............................................
       Section 2.5.        Records.................................................................................
       Section 2.6.        Equity Yield and Fees...................................................................
       Section 2.7.        Certain Limitations Respecting Loans and Equity Advances................................

ARTICLE III                CONDITIONS PRECEDENT....................................................................

       Section 3.1.        Conditions to the Closing Date..........................................................
       Section 3.2.        Conditions to Additional Properties Closing.............................................
       Section 4.1.        Organization, Powers, Capitalization, Good Standing, Business...........................
       Section 4.2.        Authorization of Transaction, Etc.......................................................
       Section 4.3.        Pending Matters.........................................................................
       Section 4.4.        Financial Statements Accurate...........................................................
       Section 4.5.        Indebtedness and Contingent Obligations.................................................
       Section 4.6.        Compliance with Laws....................................................................
       Section 4.7.        Maintain Bed Capacity...................................................................
       Section 4.8.        Payment of Taxes and Leased Property Impositions........................................
       Section 4.9.        Title to Collateral.....................................................................
       Section 4.10.       Priority of Mortgages...................................................................
       Section 4.11.       Zoning, Other Laws......................................................................
       Section 4.12.       Condition of Leased Properties..........................................................
       Section 4.14.       Disclosure..............................................................................
       Section 4.15.       Legal Names.............................................................................
       Section 4.17.       Intellectual Leased Property............................................................
       Section 4.18.       [Intentionally Omitted].................................................................
       Section 4.19.       Proceedings Pending.....................................................................
       Section 4.20.       Compliance With Applicable Laws.........................................................
       Section 4.21.       Solvency................................................................................
       Section 4.22.       Management Agreements...................................................................
       Section 4.23.       1934 Act................................................................................
       Section 4.24.       Use of Proceeds and Margin Security.....................................................
       Section 4.25.       No Plan Assets..........................................................................
       Section 4.26.       Governmental Plan.......................................................................


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

       Section 4.27.       Investment Company Act; PUCHA...........................................................
       Section 4.28.       Foreign Person..........................................................................
       Section 4.30.       Legal Opinions..........................................................................
       Section 4.31.       Bankruptcy..............................................................................
       Section 4.32.       Leases; Agreements......................................................................
       Section 4.33.       Lessee's Environmental Representations and Warranties...................................

ARTICLE V                  REPRESENTATIONS AND WARRANTIES OF GUARANTOR.............................................

       Section 5.1.        Organization, Powers, Capitalization, Good Standing, Business...........................
       Section 5.2.        Authorization of Transaction, Etc.......................................................
       Section 5.3.        Pending Matters.........................................................................
       Section 5.4.        Financial Statements Accurate...........................................................
       Section 5.5.        Payment of Taxes and Leased Property Impositions........................................
       Section 5.6.        Disclosure..............................................................................
       Section 5.7.        Employee Benefit Plans..................................................................
       Section 5.8.        Intellectual Property...................................................................
       Section 5.9.        No Plan Assets..........................................................................
       Section 5.10.       Governmental Plan.......................................................................
       Section 5.11.       Investment Company Act; PUCHA...........................................................
       Section 5.12.       Foreign Person..........................................................................
       Section 5.14.       Legal Opinions..........................................................................
       Section 5.15.       Bankruptcy..............................................................................

ARTICLE VI                 REPRESENTATIONS AND WARRANTIES OF OWNER.................................................


ARTICLE IX                 COVENANTS OF THE PARTIES................................................................

       Section 9.1.        Loan Agreement Covenants of Lessee......................................................
       Section 9.2.        Further Assurances......................................................................
       Section 9.3.        Transfer of Equity Investor's Interest..................................................
       Section 9.4.        Covenants with respect to Joint Venture Subleases.......................................
       Section 9.5.        Financial Covenants of Guarantor........................................................
       Section 9.6.        Quiet Enjoyment.........................................................................
       Section 9.7.        Insolvency of Owner.....................................................................
       Section 9.8.        Excluded Collateral Replacement.........................................................
       Section 9.9.        Agreements with respect to Excluded Collateral..........................................
       Section 9.10.       Merger, etc. of Guarantor...............................................................

ARTICLE X                  INDEMNITIES AND EXPENSES................................................................

       Section 10.1.       General Indemnification and Hold Harmless Agreement.....................................
       Section 10.2        General Tax Indemnity...................................................................
       Section 10.3.       Environmental Indemnity.................................................................
       Section 10.4.       Payment of Expenses.....................................................................
       Section 10.5.       Reimbursement for Additional Capital Requirements.......................................

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

       Section 10.6.       Change in Legality......................................................................
       Section 10.7.       Indemnity...............................................................................
       Section 10.8.       Additional Costs of Maintaining Equity Advance..........................................
       Section 10.9        Enforcement.............................................................................

ARTICLE XI                 MISCELLANEOUS...........................................................................

       Section 11.1.       Headings................................................................................
       Section 11.2.       U.S. Currency...........................................................................
       Section 11.3.       Survival of Covenants...................................................................
       Section 11.4.       Notices, etc............................................................................
       Section 11.5.       Benefits................................................................................
       Section 11.6.       Supersedes Prior Agreements: Counterparts...............................................
       Section 11.7.       Controlling Law.........................................................................
       Section 11.8.       Waiver of Jury Trial....................................................................
       Section 11.9.       Interpretation..........................................................................
       Section 11.10.      No Duty.................................................................................
       Section 11.11.      Further Assurances......................................................................
       Section 11.13.      Non-Recourse Loan.......................................................................

Signatures.........................................................................................................

Attachments to Participation Agreement:


Schedule 1                 Equity Investor

Schedule 4.2(c)(ii)        Owner Licenses and Permits

                             PARTICIPATION AGREEMENT

         PARTICIPATION AGREEMENT, dated as of July 16, 1999, among AHC Tenant, Inc., a Delaware corporation ("Lessee"), Pita General Corporation, an Illinois corporation ("Borrower" or "Owner"), Alterra Healthcare Corporation, a Delaware corporation ("Guarantor"), SELCO Service Corporation, an Ohio corporation ("Equity Investor"), Greenwich Capital Financial Products, Inc. ("Noteholder"), ZC Specialty Insurance, a Texas corporation, ("Surety"), and The First National Bank of Chicago, as trustee ("Trustee").

         The parties hereby agree as follows:


                                    ARTICLE I


                         DEFINITIONS AND RULES OF USAGE

         Capitalized terms used herein have the meanings assigned to them in the Master Glossary of Definitions attached to the Master Lease as Exhibit A.


                                   ARTICLE II


                             SUMMARY OF TRANSACTIONS

         Section 2.1. Transaction Documents. On the Closing Date, (i) Borrower, Lessee and Noteholder shall execute and deliver the Loan Agreement, (ii) Lessee and Owner shall execute and deliver the Master Lease, (iii) the Borrower shall execute the Note and deliver the Note to the Noteholder, and (iv) any and all other Transaction Documents and the Excluded Collateral Agreement then to be executed and delivered shall be executed and delivered by the parties thereto.

         Section 2.2. Loan. On the terms and subject to the conditions set forth in this Agreement and the Loan Agreement, the Noteholder shall make Advances of the Loan to the Owner from time to time prior to the Additional Properties Outside Date; provided, however, that the aggregate principal amount of the Loan outstanding at any time shall not exceed the Maximum Loan Amount.

         Section 2.3. Equity Advances. (a) On the terms and subject to the conditions set forth in this Agreement, the Equity Investor shall make advances ("Equity Advances") to Owner from time to time prior to the Additional Properties Outside Date; provided, however, that (i) the aggregate amount of Equity Advances made by the Equity Investor shall not exceed the Equity Commitment; and (ii) the aggregate amount of all Equity Advances in respect of the Leased Properties shall not be less than 3% of the Aggregate Lease Balance.

         (b) The Equity Advance to be made on the Closing Date shall be $9,500,000. The Equity Advance to be made on the Additional Properties Closing Date shall be equal to the lesser of (i) Transaction Expenses due and payable on the Additional Properties Closing Date and (ii) the remaining Equity Commitment.

         Section 2.4. Use of Proceeds of Loan and Equity Advances. (a) The Owner shall use the proceeds of advances of the Loan and Equity Advances solely to finance the acquisition of Leased Properties by paying Acquisition Costs and Transaction Expenses as requested by Lessee, subject to the terms and conditions of this Agreement and the Loan Agreement.

         (b) Acquisition Costs for any Leased Property shall be funded from Equity Advances and from Advances of the Loan, and Transaction Expenses shall be funded from an Equity Advance; provided, however, that, under no circumstances shall the aggregate amount of Equity Advances or the Loan for all Leased Properties exceed the Equity Commitment or Noteholder's commitment under the Loan Agreement, respectively.

         Section 2.5. Records. The Lessee shall keep accurate records of all Acquisition Costs and Lease Balances, including copies of all relevant invoices and evidence of payment thereof, with sufficient detail to show each Leased Property to which the Aggregate Lease Balance has been allocated. The Lessee shall permit representatives of the Equity Investor, Noteholder, Trustee and Surety to have reasonable access to such records and to make such copies of such records as such representatives deem reasonably necessary.

         Section 2.6. Equity Yield. (a) The Yield for Equity Advances shall be LIBOR for the relevant Interest Period, plus two and four-tenths percent (2.4%); provided that if the circumstances described in Section 10.6 apply, the Yield shall be the Alternate Rate for the relevant Interest Period, plus two and four-tenths percent (2.4%).

         (b) If a Lease Event of Default shall have occurred and be continuing, the Yield determined pursuant to Section 2.6(a) shall be increased by four percent (4%). The Yield as so increased shall be the "Owner Default Rate."

         (c) Yield shall be computed on the basis of the actual number of days elapsed over a year of 360 days, and shall be payable on each Rent Payment Date. Yield shall be paid to Equity Investor by bank wire transfer of immediately available funds to such account as Equity Investor shall direct.

         (d) Two Business Days prior to each Interest Period, Equity Investor shall notify Lessee as to the calculation of LIBOR (or Alternate Rate, if then applicable) for such Interest Period.

         Section 2.7. Certain Limitations Respecting Loan and Equity Advances.
(a) There shall be no more than two (2) Closing Dates hereunder, each of which must occur prior to the Additional Properties Outside Date, and neither Equity Investor nor Noteholder shall have any obligation to make any Equity Advance or Advance of the Loan after such date.

         (b) The Interest Period with respect to all Equity Advances shall end no later than the Lease Term Expiration Date.

         (c) The obligations of Noteholder to make Advances of the Loan and the terms of the

Loan shall be as set forth in the Loan Agreement.


                                   ARTICLE III


                              CONDITIONS PRECEDENT

         Section 3.1. Conditions to the Closing Date. The obligation of Noteholder to make an Advance of the Loan on the Closing Date is subject to the prior or concurrent satisfaction or waiver of the conditions set forth in the Loan Agreement. The obligation of Equity Investor to fund the initial Equity Advance and the obligation of Surety to issue the Surety Bond is subject to the prior or concurrent satisfaction or waiver of the conditions set forth below. Where in this Section 3.1 any documents, instruments or information are to be delivered to Equity Investor or Surety, then the condition shall not be satisfied unless (i) the same shall be in form and substance satisfactory to Equity Investor or Surety, and (ii) if so required by Equity Investor or Surety, Lessee shall deliver to Equity Investor or Surety a certificate duly executed by Lessee stating that the applicable document, instrument or information is true and complete and does not omit to state any information without which the same might reasonably be deemed materially misleading.

         (a) Transaction Documents. On or prior to the Closing Date, each party thereto shall execute and deliver or cause to be executed and delivered to Equity Investor and Surety all of the Transaction Documents, duly executed, in form and substance satisfactory to Equity Investor and Surety and in quantities designated by Equity Investor or Surety (except for the Note, of which only the original thereof shall be signed and delivered to Noteholder), which Transaction Documents shall become effective upon the Closing Date.

         (b) Performance of Agreements, Truth of Representations and Warranties. Each party to the Transaction Documents shall have performed in all material respects all agreements which this Agreement provides shall be performed on or before the Closing Date. The representations and warranties contained herein and in the other Transaction Documents shall be true, correct and complete in all material respects on and as of the Closing Date.

         (c) Searches. Equity Investor and Surety shall have received certified copies of UCC, judgment, tax lien, bankruptcy and litigation search reports with respect to Alterra and such other parties as Equity Investor or Surety may reasonably request, all dated not more than thirty (30 ) days prior to the Closing Date, and delivered on or prior to the Closing Date.

         (d) Opinions of Counsel. On or before the Closing Date, Equity Investor and Surety shall have received from counsel for Borrower, Trustee, Lessee, the Sublessees and Alterra, their written opinions as to such matters as Equity Investor or Surety shall reasonably request and in form and substance satisfactory to Equity Investor and Surety. Also on or before the Closing Date, Equity Investor and Surety shall have received an opinion of Lessee's local counsel in each state where any of the Leased Properties being acquired on such date is located as to the enforceability of the Mortgages covering such Leased Properties in such state and such other matters as Equity Investor and Surety may reasonably request. By execution of this document, Lessee authorizes and directs such counsel to render such opinions and deliver the same to Equity

Investor and Surety on or before the Closing Date. In addition, on or before the Closing Date, Equity Investor and Surety shall have received such other opinions of counsel as Equity Investor or Surety shall reasonably require.

         (e) Closing Certificate. On the Closing Date, Equity Investor and Surety shall have received certificates of even date herewith executed on behalf of Lessee and Guarantor by the chief financial officer (or similar officer) of Lessee or Guarantor truly and correctly stating that: (i) on such date, no Lease Default or Lease Event of Default has occurred and is continuing; (ii) no material adverse change in the financial condition or operations of the business of Lessee, Alterra or, to the best of his knowledge after due inquiry, the Leased Properties being acquired on such date or the projected cash flow of Lessee, Alterra or, to the best of his knowledge after due inquiry, such Leased Properties has occurred since March 31, 1999 (or if there has been any change, specifying such change in detail); (iii) the representations and warranties set forth in this Agreement and the other Transaction Documents are true and correct in all material respects on and as of such date with the same effect as though made on and as of such date (or if any such representations or warranties require qualification, specifying such qualification in detail); (iv) there has been no material change in any of the documents, instruments, or information delivered to Equity Investor and Surety pursuant to this Section (or if there has been any change, specifying such change in detail); and (v) Lessee and Guarantor on such date are in compliance with all the terms and provisions set forth in this Agreement and the other Transaction Documents (and in the case of Guarantor, the Excluded Collateral Agreement) on its part to be observed and performed, and (vi) after giving effect to the Loan and the Equity Advance, the fair salable value of the assets of Lessee will exceed the probable liability on its debts, that Lessee will be able to pay its debts as they mature and that Lessee will not have unreasonably small capital to conduct its business. Equity Investor and Surety shall also have received a certificate executed by a duly authorized officer of Borrower certifying as to the matters described in clauses
(i), (iii) and (v) (in each case, as to Borrower only) above.

         (f) Insurance Policies and Endorsements. On or prior to the Closing Date, Equity Investor and Surety shall have received copies of certificates of insurance (dated not more than twenty (20) days prior to the Closing Date) regarding insurance required to be maintained under the Master Lease, together with a certificate of Lessee's insurance broker to the effect that the insurance maintained by Lessee complies with the requirements of the Master Lease, that all premiums thereon have been paid and as to the adequacy of such insurance for Lessee's intended operations.

         (g) Certificates of Formation and Good Standing. On or prior to the Closing Date, Equity Investor and Surety shall have received copies of the organizational documents and filings of Owner, Lessee, Guarantor, Manager and the Sublessees, together with good standing certificates (or similar documentation) (including verification of tax status) from the state of its formation, from the state in which its principal place of business is located, from each state where any of the Leased Properties being acquired on such date is located and from all states in which the laws thereof require such Person to be qualified and/or licensed to do business. Each such certificate shall be dated not more than thirty (30) days prior to the Closing Date, as applicable, and certified by the applicable Secretary of State or other authorized governmental entity. In addition, on or before the Closing Date the secretary or corresponding officer of Owner, Lessee,

Guarantor, Manager and the Sublessees, or the secretary or corresponding officer of the partner, member, trustee, or other Person as required by such party's organizational documents shall have delivered to Equity Investor and Surety a certificate stating that the copies of the organizational documents as delivered to Equity Investor and Surety are true and complete and are in full force and effect, and that the same have not been amended except by such amendments as have been so delivered to Equity Investor and Surety.

         (h) Certificates of Incumbency and Resolutions. On or prior to the Closing Date, Equity Investor and Surety shall have received certificates of incumbency and resolutions of Owner, Lessee and Guarantor and its respective constituents as requested by Equity Investor and Surety, approving and authorizing the execution, delivery and performance of the Transaction Documents to which it is a party (and in the case of Guarantor, the Excluded Collateral Agreement), certified as of the Closing Date by an appropriate officer as being in full force and effect without modification or amendment.

         (i) Financial Statements. On or prior to the Closing Date, Equity Investor and Surety shall have received such financial statements and other financial information as shall be satisfactory to Equity Investor and Surety for Lessee, Alterra and for each of the Leased Properties. If any such statements are not available for any of the Assisted Living Facilities, Lessee shall provide such financial reports as are available. All such financial statements shall be certified to Equity Investor and Surety by Lessee or Alterra (through its chief financial officer or other authorized officer), which certification shall be in form and substance reasonably satisfactory to Equity Investor and Surety.

         (j) Projections. On or prior to the Closing Date, Equity Investor and Surety shall have received and reasonably approved the proforma projections for the Assisted Living Facilities for the remainder of the current calendar year and for the immediately succeeding calendar year. Such projections are attached to the Loan Agreement as Schedule 4.10.

         (k) Joint Venture Partners' Contributions; Operating Reserve. The constituent partners of each of the Sublessees shall have funded their total initial capital contributions of at least $9,200,000 due as of the Closing Date in accordance with the limited partnership agreements of each of the respective Sublessees; and such sum shall have been deposited with Trustee into the Operating Reserve Account in accordance with Article III of the Trust Agreement.

         (l) Documentation Regarding Existing Indebtedness. Prior to the Closing Date, Equity Investor and Surety shall have received payoff demand letters and wiring instructions from each lender or other obligee of the existing indebtedness secured by the Leased Properties being acquired on such date which is required to be repaid pursuant to this Agreement or any other Transaction Document.

         (m) Management Agreements. Prior to the Closing Date, Equity Investor and Surety shall have received certified copies of each of the Management Agreements pertaining to the Assisted Living Facilities; and on the Closing Date, Equity Investor and Surety shall have received the Subordination of Management Agreements, duly executed by the Manager.

         (n) Title Insurance. Equity Investor shall have received a policy or commitment to issue an ALTA extended policy of owner's title insurance with respect to the Leased Properties being acquired on such date issued, or to be issued, as the case may be, by the Title Insurance Company, dated the Closing Date, which policy or commitment shall be satisfactory to the Equity Investor in substance and amount and contain such endorsements and affirmative assurances as may be requested by Equity Investor and showing no Liens on such Leased Properties other than those approved by Equity Investor. Owner shall also receive such reinsurance agreements as Equity Investor may reasonably request. Surety shall have received such evidence as it shall require that the title insurance policies required by Section 2.9(n) of the Loan Agreement have been issued.

         (o) Survey. On or prior to the Closing Date, Equity Investor and Surety shall have received surveys of each Leased Property being acquired on such date, certified in each case to Equity Investor, Owner and Surety and their respective successors, assigns and designees and to the Title Company by a surveyor reasonably satisfactory to Equity Investor and Surety (the "Surveys"). All surveys shall contain the minimum detail for land Surveys as most recently adopted by ALTA/ASCM, shall comply with Equity Investor's and Surety's survey requirements and shall contain Equity Investor's and Surety's standard form certification. Said Surveys shall show no state of facts or conditions reasonably objectionable to Equity Investor or Surety.

         (p) Appraisal. Prior to the Closing Date, Equity Investor and Surety shall have received an independent appraisal, dated not more than sixty (60) days prior to the Closing Date, for each of the Leased Properties being acquired on such date from a state certified appraiser engaged by Noteholder, which indicates the fair market value of the Leased Properties is as set forth in
Schedule 2.9(p) to the Loan Agreement and is otherwise reasonably satisfactory to Equity Investor and Surety in its sole discretion in all respects (each an "Appraisal"). Each such appraisal shall conform in all respects to the requirements for appraisals set forth in the Financial Institutions Reform and Recovery Act of 1989 and the regulations promulgated thereunder (as if Noteholder were an institution under the jurisdiction thereof) and the Uniform Standards of Professional Appraisal Practices of the Appraisal Foundation.

         (q) Licenses, Permits and Approvals. On or prior to the Closing Date, Equity Investor and Surety shall have received copies of final, unconditional certificates of occupancy issued with respect to each of the Leased Properties being acquired on such date and each related Assisted Living Facility, together with all material Permits (other than Regulatory Permits which Lessee is unable to obtain prior to the Closing Date, which Lessee shall obtain and deliver in accordance with Section 4.6) required for Owner to own and Lessee and any Sublessee to use, occupy, operate and maintain such Leased Properties and the related Assisted Living Facilities. Notwithstanding the foregoing, it is acknowledged and agreed that, subject to the terms of Section 3.2 of the Trust Agreement, Lessee shall be permitted to deliver to Equity Investor and Surety a temporary certificate of occupancy with respect to the Assisted Living Facility located in West Orange, New Jersey.

         (r) Agreements. On or prior to the Closing Date, Equity Investor and Surety shall have received certified copies of all material operating agreements, service contracts and Equipment Leases, if any, relating to Borrower's ownership and Lessee's and/or any Sublessee's operation of the Leased Properties being acquired on such date and the related Assisted Living Facilities.

         (s) Zoning. On or prior to the Closing Date, Equity Investor and Surety shall have received evidence reasonably satisfactory to Equity Investor and Surety as to the zoning and subdivision compliance of the Leased Properties being acquired on such date.

         (t) Property Condition Report. On or before the Closing Date, Equity Investor and Surety shall have received property condition reports for the applicable Assisted Living Facilities, which shall be prepared by an engineer or other consultant satisfactory to Equity Investor and Surety and otherwise shall be in form and substance satisfactory to Equity Investor and Surety in its sole discretion (such reports the "Property Condition Reports"). Such Property Condition Reports shall set forth any items of deferred maintenance at such Assisted Living Facilities. On or before the Closing Date, Equity Investor and Surety shall have received Environmental Reports for each of the Leased Properties and Assisted Living Facilities which shall be prepared by an environmental engineer or consultant and be in form and substance satisfactory to Equity Investor and Surety in its sole discretion, together with a letter from the preparer thereof entitling Equity Investor and Surety to rely on such Environmental Reports.

         (u) Deposits. The deposits required herein, including without limitation, in addition to the deposit into the Operating Reserve Account referenced in Section 3.1(k) above, any other initial deposits into the Reserves and Accounts, if any, shall have been made (and at Lessee's option, the same may be made from the proceeds of the Loan and Equity Advance).

         (v) Master Lease. On or before the Closing Date, Equity Investor and Surety shall have received certified copies of the Master Lease and same shall be in full force and effect and no defaults shall exist thereunder, and Equity Investor and Surety shall have received such estoppel certificates and subordination agreements as Equity Investor and Surety may reasonably require, duly executed by the Lessee.

         (w) Leases, Estoppels. Prior to the Closing Date, Equity Investor and Surety shall have received certified copies of (i) the Ground Leases, (ii) the Subleases, (iii) any and all other material leases or subleases of all or any part of a Leased Property being acquired on such date (other than the Residency Agreements) (all of such leases or subleases described in this clause (iii) existing as of the date hereof or on the Additional Properties Closing Date relating to the Additional Properties, collectively, the "Existing Leases"), and
(iv) the form of Residency Agreement for each state, and prior to the Closing Date, Equity Investor and Surety shall have received such estoppel certificates and subordination agreements from the parties to the Ground Leases, the Subleases and the Leases as Equity Investor and Surety may reasonably require, duly executed by such parties.

         (x) Other Review. Equity Investor and Surety shall have completed all other review of Lessee, Owner, Alterra, the Leased Properties being acquired on such date, the related Assisted Living Facilities and such other items as it reasonably determines relevant, and shall have determined based upon such review to fund the Equity Advance and issue the Surety Bond, respectively.

        (y) Legal Fees; Closing Expenses. Lessee shall have paid any and all reasonable legal fees and expenses of counsel to Equity Investor and Surety, together with all recording fees and taxes, title insurance premiums, and other reasonable costs and expenses related to the closing of the transactions contemplated by the Transaction Documents and the Excluded Collateral Agreement. In addition, Lessee shall have paid the fees of Key Global Finance and Formation Capital LLC.

        (z) Financing Fee. Lessee shall have paid to Noteholder the fee contemplated by Section 2.9(z) of the Loan Agreement.

        (aa) Equity Advance. In the case of Surety, Equity Investor shall have made the Equity Advance for the Closing Date pursuant to Section 2.3(b).

        (bb) Interest Rate Hedge Agreement. Lessee shall have reimbursed Noteholder for all costs and expenses incurred by or on behalf of Noteholder in connection with the matters described in Section 2.9(bb) of the Loan Agreement.

        (cc) Excluded Collateral. Guarantor shall have entered into and delivered to Equity Investor the Excluded Collateral Agreement and Guarantor shall have delivered to Owner the Excluded Collateral and such instruments and documents as Equity Investor may request in connection therewith.

        (dd) Deeds; Bills of Sale. The Owner shall have received deeds and bills of sale with respect to the Leased Properties being acquired on such date from the Seller, in form and substance satisfactory to Equity Investor and Surety, conveying good and marketable title to the Leased Properties to Owner, subject to no Liens except Permitted Liens and those approved by Equity Investor and Surety.

        (ee) Environmental Audit. Equity Investor and Surety shall have received an environmental audit of each Leased Property being acquired on such date in form and substance satisfactory to Equity Investor and Surety from an environmental consultant reasonably satisfactory to Equity Investor and Surety and dated no earlier than six (6) months prior to the Closing Date unless otherwise agreed by the Equity Investor and Surety. If such assessment reveals the need for additional review or remediation, in the reasonable opinion of the Equity Investor or Surety, such additional review as may be required by the Equity Investor or Surety, shall be provided, and any remediation recommended therein shall have been performed prior to the Closing Date.

        (ff) Pre-Closing Management Fees. On or prior to the Closing Date, Equity Investor and Surety shall have received and approved a schedule setting forth the amount of the pre-closing fees and costs to be paid to Manager on or before the Closing Date (from the capital contributions of the limited partners of the Sublessees) pursuant to Section 4.1(a) of the Management Agreements, which schedule shall include the amount of such fees payable for each Leased Property and a reasonably detailed breakdown and description by Leased Property of the services and costs covered thereby.

        (gg) Joint Venture Agreements. Equity Investor and Surety shall have received certified, duly executed copies of the limited partnership agreements for each of the Sublessees which shall be in form and substance satisfactory to Equity Investor and Surety.

        (hh) Proceedings Satisfactory. All proceedings taken as of the Closing Date in connection with the transactions contemplated hereby and all documents and papers related thereto shall be satisfactory to Owner, Surety, Noteholder and Equity Investor and their respective counsel and such Persons shall have received copies of such documents and papers as may be reasonably requested in connection therewith, all in form and substance satisfactory to such Persons.

         Section 3.2. Conditions to Additional Properties Closing. The obligation of Noteholder to make an additional Advance of the Loan on the Additional Properties Closing Date is subject to the prior or concurrent satisfaction or waiver of the conditions set forth in the Loan Agreement. The obligation of Equity Investor to fund the subsequent Equity Advance and the obligation of Surety to issue the Surety Bond with respect to the second closing is subject to the prior or concurrent satisfaction or waiver of the conditions set forth below. Where in this Section 3.2 any documents, instruments or information are to be delivered to Noteholder, then the condition shall not be satisfied unless (i) the same shall be in form and substance satisfactory to Equity Investor and Surety, and (ii) if so required by Equity Investor and Surety, Lessee shall deliver to Equity Investor and Surety a certificate duly executed by Lessee stating that the applicable document, instrument or information is true and complete and does not omit to state any information without which the same might reasonably be deemed materially misleading.

         (a) Performance of Agreements; Truth of Representations and Warranties. Each party to the Transaction Documents shall have performed in all material respects all agreements which this Agreement provides shall be performed on or before the Additional Properties Closing Date. The representations and warranties contained herein and in the other Transaction Documents shall be true, correct and complete in all material respects on and as of the Additional Properties Closing Date.

         (b) No Default. No Default, Event of Default, Lease Default or Lease Event of Default shall have occurred under any of the Transaction Documents.

         (c) Additional Properties Transaction Documents. Borrower, Lessee, the Sublessees and Manager, as applicable shall have executed and delivered any and all documents and agreements required in connection with the acquisition of the Additional Properties including, without limitation, Memorandum of Leases, Lease Supplements, Mortgages, Assignments of Leases, Subleases, Management Agreements and Assignments of Management Agreement relating to the Additional Properties and any amendments or modifications to this Agreement, the Master Lease, the existing Subleases, Lease Supplements or any of the other Transaction Documents which may be required by Equity Investor or Surety in connection with the acquisition of the Additional Properties.

         (d) Title Policies; Date-Down Endorsements. Lessee shall have delivered to Equity Investor and Surety and Investor and Surety shall have approved the Owner's Title Policies and the Title Policies for the Leased Properties (or marked-up commitments relating thereto) being acquired on such date complying with the conditions of Section 3.1(n) and date-down endorsements from the Title Company with respect to the Owner's Title Policies and the Title Policies for the Initial Properties, at Lessee's expense, which endorsements shall be in form and substance satisfactory to Equity Investor and Surety in all respects.

         (e) Joint Venture Partners' Contributions. The constituent partners of each of the Sublessees entering into a Sublease with respect to the Additional Properties shall have funded their required initial capital contributions in accordance with their respective limited partnership agreements and the constituent partners of the other Sublessees shall have funded any additional capital contributions required to have been funded as of the Additional Properties Closing Date, and all of such contributions shall have been deposited with Trustee into the Operating Reserve Account in accordance with Article III of the Trust Agreement.

         (f) Property Condition Reports, Environmental Reports and Appraisals. Equity Investor and Surety shall have received Property Condition Reports, Environmental Reports and Appraisals with respect to the Additional Properties, each prepared or updated not more than 60 days prior to the Additional Properties Closing Date. In addition, if any of the original Property Condition Reports, Environmental Reports or Appraisals for the Initial Properties were dated more than thirty (30) days prior to the Closing Date, Lessee shall have delivered to Equity Investor and Surety updates of such Property Condition Reports, Environmental Reports and Appraisals dated not more than thirty (30) days prior to the Closing Date (and disclosing no defects or conditions not disclosed in the original reports and no adverse change in the appraised value from the original Appraisals). Lessee's failure to deliver any such updated Property Condition Reports, Environmental Reports or Appraisals for the Initial Properties required pursuant to the foregoing sentence on or before the earlier to occur of (i) the date which is thirty (30) days after the date hereof and
(ii) the Additional Properties Closing Date shall constitute an Event of
Default.

         (g) Conditions. Each of the conditions set forth in Section 3.1 (other than the conditions of Sections 3.1(c), 3.1(i) (but only to the extent that financial statements and financial information with respect to the Additional Properties acceptable to Equity Investor and Surety have been received by Noteholder prior to the date hereof), 3.1(k), 3.1(m) (unless any of the Additional Properties are managed by a separate manager and/or under a separate management agreement in which case Equity Investor and Surety shall have received a Subordination of Management Agreement duly executed by each such manager) and 3.1(aa), shall have been satisfied or waived in writing by Equity Investor and Surety on or before the Additional Properties Closing Date; provided, however, that (i) any references in said Section 3.1 to the "Leased Properties" shall for purposes of this Section 3.2 mean the Additional Properties being acquired on the Additional Properties Closing Date and (ii) the amount required to be funded pursuant to Section 3.1(k) shall be $5,000,000. In addition, Lessee and Guarantor shall have delivered to Equity Investor and Surety legal opinions from Holleb & Coff or Illinois counsel to such parties, which counsel shall be reasonably acceptable to Equity Investor and Surety, that this Agreement, the other Transaction Documents to which Lessee and Alterra are a party and the Excluded Collateral Agreement are enforceable against such parties in accordance with their terms under Illinois law (subject to customary qualifications and exceptions). Failure of Lessee and Alterra to deliver such opinions on or before the earlier to occur of (i) thirty (30) days from the date hereof and (ii) the Additional Properties Closing Date shall constitute a Lease Event of Default.

         (h) Amended Surety Bond. Noteholder shall have received an amended Surety Bond and Backstop Policy covering the full amount of the Loan as of the Additional Properties Closing Date.

         (i) Financing Fee. Lessee shall have paid to Noteholder the fee contemplated by Section 2.10(j) of the Loan Agreement.

         (j) Replacement Letter of Credit. Equity Investor shall have received a new letter of credit covering the full amount of the aggregate Equity Advances made pursuant to this Agreement as of the Additional Properties Closing Date and otherwise issued by the same bank, and in the same form, as the letter of credit delivered on the Closing Date.

         (k) Maximum Lessee Risk Amount. The schedule of Maximum Lessee Risk Amounts attached to the Master Lease as Exhibit E shall have been recalculated to give effect to the leasing of the Additional Properties under the Master Lease, the making of the Loan and Equity Advance associated therewith and the other transactions to occur on the Additional Properties Closing Date and a new Exhibit E to the Master Lease will be delivered.

         (l) Aggregate Equity Balance. Lessee and Equity Investor shall have executed a certificate as to the Aggregate Equity Balance, which shall be the sum of the Equity Advances made by Equity Investor on the Closing Date and the Additional Properties Closing Date.

         If Lessee wishes to request that Noteholder disburse the Additional Advance to Owner and Equity Investor make the related Equity Advance for purposes of the acquisition of the Additional Properties, Lessee shall give Owner, Equity Investor, Noteholder and Surety at least five (5) Business Days' notice of the proposed Additional Properties Closing Date which notice shall be accompanied by copies of the Appraisals and the financial statements and information required under Section 3.1(i) for the Additional Properties to the extent not previously delivered. Promptly after receipt of such notice and documents (and in any event prior to the Additional Properties Closing Date), Noteholder shall send notice to Owner and Lessee of the amount of the Additional Advance.

         The parties hereto acknowledge that Surety has no obligation to increase the amount of the Surety Bond or the Backstop Policy to cover any increase in the amount of the Loan on the Additional Properties Closing Date.


                                   ARTICLE IV


                    REPRESENTATIONS AND WARRANTIES OF LESSEE

         To induce (i) the parties to enter into this Agreement and the other Transaction

Documents and the Excluded Collateral Documents, (ii) the Noteholder and the Equity Investor to make the Loan and Equity Advances to Owner, and (iii) Surety to issue the Surety Bond, Lessee represents and warrants to Owner, Noteholder, Surety, Equity Investor and Trustee that the statements set forth in this Article IV are true, correct and complete as of the date hereof and will be, true, correct and complete as of the Closing Date.

         Section 4.1. Organization, Powers, Capitalization, Good Standing, Business.

         (a) Organization and Powers. Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Alterra is the sole stockholder of Lessee. Lessee has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, and to enter into each Transaction Document to which it is a party and to perform the terms thereof. The certificate of incorporation and by-laws (each, as amended, the "Charter Documents") of Lessee contain all provisional terms necessary in each case for Lessee to comply with Section 5.19 of the Loan Agreement.

         (b) Capitalization; Ownership. Lessee has no (i) direct or indirect interest in, including without limitation stock, partnership interest or other securities of, any other Person, or (ii) direct or indirect loan, advance or capital contribution to any other Person, including all indebtedness and accounts receivable from that other Person. All issued and outstanding shares of capital stock of Lessee are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens (other than Permitted Liens), and such shares were issued in compliance with all applicable state and federal laws concerning the issuance of securities. There are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition of any shares of capital stock or other securities of such entities.

         (c) Qualification. Lessee is duly qualified and in good standing in the state of its formation. Lessee is also duly qualified and in good standing in the states where the Leased Properties are located. In addition, Lessee is duly qualified and in good standing in each state where it is necessary to carry on its present business and operations, except in jurisdictions in which the failure to be qualified and in good standing could not reasonably be expected to have a Material Adverse Effect. All jurisdictions in which each Lessee is qualified to do business are set forth on Schedule 3.1(c) to the Loan Agreement.

         (d) Business; Assets. Lessee is and has always engaged only in the businesses permitted under the Loan Agreement. The sole assets of Lessee are its leasehold interests in and to the Leased Properties and Assisted Living Facilities under the Master Lease, its sublessor's interest in the Subleases and its right, title and interest, if any, in and to the Permits, if any, and personal property appurtenant or related thereto.

         (e) Addresses. All offices and places of business of Lessee, and the location of all properties in which it has any interest are set forth in
Schedule 3.1(e) to the Loan Agreement. The principal place of business and the chief executive office of Lessee is so designated on said Schedule.

         Section 4.2.    Authorization of Transaction, Etc.

         (a) Authorization of Transaction. The execution, delivery and performance by each Lessee of each of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary corporate action.

         (b) No Conflict. The execution, delivery and performance by Lessee of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby, do not and will not: (1) violate (x) any provision of law applicable to Lessee; (y) the Charter Documents of Lessee; or
(z) any order, judgment or decree of any court or other agency of government binding on Lessee or any of its Affiliates; (2) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material Contractual Obligation of Lessee or any of its Affiliates;
(3) result in or require the creation or imposition of any material Lien (other than the Liens created by the Transaction Documents) upon the Leased Properties or assets of Lessee or any of its Affiliates; or (4) except as set forth on
Schedule 3.2(b) to the Loan Agreement, require any approval or consent of any Person under any material Contractual Obligation of Lessee, which approvals or consents have been obtained on or before the dates required under such Contractual Obligation, but in no event later than the Closing Date.

         (c) Governmental Consents. (i) The execution, delivery and performance by Lessee of the Transaction Documents to which it is a party, and the consummation of the transactions contemplated thereby do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except for the Permits required to be obtained by Borrower, Lessee, the Sublessees or the Manager in connection with the operation of the Assisted Living Facilities as set forth in Section 4.6 and except for the recording of the Mortgages, Assignments of Leases, other Security Documents and/or UCC-1's in the applicable recorders' or filing offices.

        (ii) Except as set forth on Schedule 4.2(c)(ii) hereto and except for corporate qualification and good standing in the States where the Leased Properties are located, the execution, delivery and performance by Owner of the Transaction Documents to which it is a party, and the consummation by Owner of the transactions contemplated thereby, do not and will not require any registration, filing, license, qualification or permit with, consent or approval of, or notice or obligation to, or any other action to, with or by any federal, state or governmental authority or regulatory body.

       (iii) In addition to any covenants hereunder relating to Permits, Lessee shall diligently proceed to obtain or satisfy all consents, approvals, and requirements set forth in Section 4.6 or Schedule 4.2(c)(ii) hereto.

         (d) Binding Obligations. This Agreement is, and the other Transaction Documents when executed and delivered will be, the legally valid and binding obligations of Lessee, each enforceable against Lessee in accordance with their respective terms, subject to bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditor's rights. Lessee has no defense or offset to any of its obligations under the Transaction Documents. Lessee has no claim or right of set off against Noteholder, Surety or Equity Investor or any Affiliate thereof.

         Section 4.3. Pending Matters. There are no judgments outstanding against Lessee nor is there any action, charge, claim, demand, suit, petition, inquiry or investigation pending or, to the best knowledge of Lessee, after due inquiry, threatened against it and except as set forth on Schedule 3.9 to the Loan Agreement or as described in Section 4.19, there are no judgments outstanding against any of the Leased Properties nor is there any action, charge, claim, demand, suit, petition, inquiry or investigation pending, or to the best of Lessee's knowledge, after due inquiry, threatened against any of the Leased Properties. The actions, charges, claims, demands, suits, proceedings, petitions, investigations and arbitrations set forth on Schedule 3.9 to the Loan Agreement and described in Section 4.19 will not result, if adversely determined, and could not reasonably be expected to result, either individually or in the aggregate, in any Material Adverse Effect and do not relate to and will not affect the consummation of the transactions contemplated hereby or under any of the Transaction Documents. Lessee is not in violation, breach or default of any agreement, the violation of which could have a Material Adverse Effect, and the Lessee is not in violation of any order, judgment, or decree of any court, or, in any material respect, of any statute or governmental regulation to which it is subject.

         Section 4.4. Financial Statements Accurate. All financial statements concerning Lessee, Guarantor or any of their respective Affiliates or the Leased Properties provided by or on behalf of Lessee or Guarantor to Noteholder, Surety and Equity Investor have been prepared on a basis consistent with the financial statements of Guarantor (in the case of Lessee, Guarantor or their respective Affiliates) or HCR (with respect to the Leased Properties) consistently applied and present (as of the dates thereof) the respective financial conditions of the Persons covered thereby and the results of their operations for the periods then ending. All operating statements, income reports and other financial data regarding Lessee, Guarantor and the Assisted Living Facilities heretofore provided by or on behalf of Lessee are, to the best knowledge of Lessee after due inquiry, true correct and complete and present fairly, the financial condition and, results of, such operations. There has been no material adverse change in the financial condition, operations, or prospects of Lessee, Guarantor or to the best knowledge of Lessee after due inquiry any Assisted Living Facility since the dates of such statements except as fully disclosed in writing with the delivery of such statements.

         Section 4.5. Indebtedness and Contingent Obligations. As of the Closing Date, the Lessee shall have no Indebtedness or Contingent Obligations except for the obligations under the Transaction Documents and the Allowed Indebtedness.

         Section 4.6. Compliance with Laws. Borrower, Lessee, each Sublessee and/or Manager (and/or with respect to nursing home beds within the Leased Properties located in Laguna Palm Terrace, California and Palmer Ranch, Florida,
HCR), as the case may be, is, or will be within sixty (60) days following the Closing Date (or in the case of the Assisted Living Facilities located in California and Florida, such longer period as may be reasonably necessary with the exercise of diligence), the lawful owner of all Permits necessary for the proper and lawful operation of the Assisted Living Facilities as an assisted living facility (or, in the case of a portion of the Leased Properties located in Laguna Palm Terrace in Laguna Hills, California and Palmer Ranch in Sarasota, Florida as skilled nursing facilities) under applicable Legal Requirements); during any interim period pending which the Permits shall not be held in the name of the applicable party, the Assisted Living Facilities can and will be lawfully operated pursuant to consents, waivers or provisional Permits or under subleases or management agreements. Lessee has no knowledge of any fact, event or condition which would cause any of such Permits not to be duly issued or transferred to Borrower, Lessee, any Sublessee or Manager, as applicable, within the time period set forth above. To the extent such Permits are not held in the name of the applicable party as of the Closing Date or the Additional Properties Closing Date, as the case may be, Lessee has obtained, or has caused the applicable party to obtain, all requisite consents necessary to permit Lessee, the applicable Sublessee or Manager to operate or cause to be operated the Assisted Living Facilities and, as of the Closing Date, has filed, or has caused the applicable party to file, all necessary applications to obtain such Permits. The Permits held in the name of the applicable party as of the Closing Date or the Additional Properties Closing Date, as the case may be, or for which applications have been or will be made constitute all of the Regulatory Permits and all other material permits, licenses and certificates required for the use and occupancy thereof. The number of licensed and Available Beds at each Assisted Living Facility is set forth on
Schedule 3.11-1 to the Loan Agreement for the Initial Properties, which Schedule will be amended as of the Additional Properties Closing Date to include the Additional Properties. As of the Closing Date with respect to the Initial Properties and as of the Additional Properties Closing Date with respect to the Additional Properties, Lessee, each Sublessee and Manager, as well as the operation of each Assisted Living Facility are or will be in compliance and at all times will remain in compliance in all material respects with the applicable provisions of skilled nursing facility, residential care, personal care, adult care, boarding home and/or assisted living facility laws, rules, regulations and published interpretations to which each Assisted Living Facility is subject, including, without limitation, the Medicare Regulations and Medicaid Regulations, as applicable. Schedule 3.11-2 to the Loan Agreement describes all Permits required under applicable Legal Requirements by any federal or state health agency or similar agency or body in connection with operation of the Initial Properties as Assisted Living Facilities which Schedule will be amended as of the Additional Properties Closing Date to include the Additional Properties (collectively, "Regulatory Permits"), all of which are, or will, in no more than sixty (60) days following the Closing Date or the Additional Properties Closing Date, as the case may be (or, in the case of the Assisted Living Facilities located in Florida and California, such longer period as may be reasonably necessary with the exercise of diligence), be held in the name of Borrower, Lessee, Sublessees and/or Manager, as applicable. No waivers of any laws, rules, regulations or requirements (including, but not limited to minimum square foot requirements per bed) are required for the Assisted Living Facilities to operate at the licensed bed capacities listed on Schedule 3.11-1 to the Loan Agreement and in compliance with applicable Legal Requirements. None of the Assisted Living Facilities which are Initial Properties participate in Medicare, Medicaid or any other third party reimbursement program. All Reimbursement Contracts to the extent applicable to the Assisted Living Facilities which are Additional Properties will be applied for as of the Additional Properties Closing Date and will be received within sixty (60) days of the Additional Properties Closing Date, and Borrower, Lessee, each Sublessee and Manager, as applicable, are as of the Closing Date with respect to the Initial Properties, and will be as of the Additional Properties Closing Date with respect to the Additional Properties, in good standing with all the respective agencies governing such applicable skilled nursing facility and assisted living facility licenses, and if applicable, Medicare Certifications, Medicaid Certifications and Reimbursement Contracts. Lessee, Sublessee and Manager, as applicable, will be current as of the Additional Properties Closing Date in the payment of all so-called provider specific taxes or other assessments with respect to any Reimbursement Contracts. Each Assisted Living Facility

(other than the Assisted Living Facilities which are not yet operating as set forth on Schedule 3.11-1 to the Loan Agreement) is currently operated in material compliance with applicable Regulatory Permits and Legal Requirements as a skilled nursing facility or assisted living facility and its licensed bed capacity is set forth in Schedule 3.11-1 to the Loan Agreement. In the event the Trustee or any Beneficiary acquires any Assisted Living Facility through foreclosure or otherwise, under current law neither the Trustee nor any such Beneficiary nor a subsequent manager, a subsequent lessee or any subsequent purchaser (through foreclosure or otherwise) must obtain a CON prior to applying for or receiving a license to operate the Assisted Living Facility and certification to receive Medicare and Medicaid payments (and their successor programs) for patients having coverage thereunder, provided that (i) the number of beds and the scope of services provided are not changed and (ii) that the Trustee, Beneficiary or subsequent manager, lessee or purchaser submits prior notification of such change to the applicable regulatory agency.

         Section 4.7. Maintain Bed Capacity. Neither Lessee, any Sublessee nor the Manager has granted to any third party the right to reduce the number of licensed beds in any Assisted Living Facility or to apply for approval to transfer the right to any of the licensed Assisted Living Facility beds to any other location. Except as expressly permitted otherwise under the Trust Agreement, Lessee shall maintain, or cause to be maintained, the number of Available Beds at each Assisted Living Facility set forth in Schedule 3.111 to the Loan Agreement and within a variance of ten percent (10%) shall maintain or cause to be maintained the number of beds at each Assisted Living Facility at the licensure/certification levels set forth in Schedule 3.111 to the Loan Agreement.

         Section 4.8. Payment of Taxes and Property Impositions. Lessee has timely filed all federal, state, and local tax returns which it is required to file and has timely paid, or made adequate provision for the payment of, all taxes, assessments, fees and other governmental charges upon such Person and upon its properties, assets, income and franchises, including without limitation, provider taxes. All such returns and reports are complete and accurate in all respects and none of the United States income tax returns of Lessee are under audit. There is not presently pending (and to the best of Lessee's knowledge, after due inquiry, there is not contemplated) any special assessment against any Leased Property, any other Collateral, or any part thereof except as may be set forth in any of the Title Policies. No part of any Leased Property is included or assessed under or as part of another tax lot or parcel comprising property other than such Leased Property, and no part of any other property is included or assessed under or as part of the tax lots or parcels comprising any Leased Property. No tax liens have been filed and to the best knowledge of Lessee, no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of Lessee in respect of any taxes or other governmental charges are in accordance with GAAP.

         Section 4.9. Title to Collateral. Borrower and Lessee, collectively, have good and marketable fee simple title to all of the Collateral, subject to no lien, mortgage, pledge, encroachment, zoning violation, or encumbrance, except Permitted Liens and except as set forth on Schedule 3.9 to the Loan Agreement, none of which Liens materially interfere with the security intended to be provided by the Mortgages or the current use of the Leased Properties. All Improvements situated on the Land are situated wholly within the boundaries of respective parcels comprising such Land, except as disclosed by the Surveys of the Leased Properties. Borrower, Lessee or the applicable Sublessees own and will own at all times all personal property relating to the Leased Properties and the Assisted Living Facilities (other than personal property which is owned by residents or tenants of the Leased Properties), subject only to Permitted Liens. Without limitation of the foregoing, Borrower, Lessee or the applicable Sublessees own all furnishings, fixtures and equipment located at the Leased Properties that are used by Lessee or the applicable Sublessees or which are necessary for or integral to the operation of the Assisted Living Facilities, free and clear of any lease, lien or encumbrance except the Permitted Liens and except as set forth on Schedule 3.9 to the Loan Agreement. No Person has any option or other right to purchase all or any portion of the Collateral or any interest therein.

        Section 4.10. Priority of Mortgages. The Mortgages constitute a valid first lien against Borrower's and Lessee's respective interests in the real and personal property described therein, prior to all other liens or encumbrances, including those which may hereafter accrue, excepting only Permitted Liens and except as set forth on Schedule 3.9 to the Loan Agreement, none of which Permitted Liens or Liens materially interfere with the security intended to be provided by the Mortgages or the current use of the Leased Properties.

        Section 4.11. Zoning, Other Laws. Except as set forth on Schedule 3.16 to the Loan Agreement, each of the Leased Properties is zoned for its current uses (including the use identified in the definition of Assisted Living Facilities) under applicable federal and state laws, which zoning designations are unconditional, in full force and effect, and are beyond all applicable appeal periods or is the subject of a valid variance or conditional use permit permitting such uses. The Leased Properties and the Assisted Living Facilities and the operations thereon are in material compliance with all applicable covenants and restrictions of record, zoning, subdivision and land use laws, regulations and ordinances, all applicable health, fire, and building codes, and all other laws applicable to the Leased Properties or the Assisted Living Facilities, including without limitation the Americans with Disabilities Act. Lessee does not know of any illegal activities relating to controlled substances on or at the Leased Property or any portion thereof. All permits, licenses and certificates required for the lawful use and operation of the Leased Properties, including, but not limited to, all certificates of occupancy, or the equivalent and all Regulatory Permits have been obtained and are current and in full force and effect or application therefor has been made. In the event that all or any part of the Improvements located on the Leased Properties are destroyed or damaged, said Improvements can be legally reconstructed to substantially their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits, other than customary demolition, building and other construction related permits. Each Assisted Living Facility contains enough permanent parking spaces (both regular spaces and handicap spaces) to satisfy all requirements imposed by applicable laws with respect to parking or a waiver of such requirements has been obtained. No legal proceedings are pending or, to the best knowledge of Lessee after due inquiry, are threatened with respect to the zoning of the Leased Properties or any portion thereof. Neither the zoning nor any other right to construct, use or operate any Leased Property is in any way dependent upon or related to any real estate other than such Leased Property. No tract map, parcel map, condominium plan, condominium declaration, or plat of subdivision will be recorded or permitted to be recorded, by Lessee with respect to any Leased Property or portion thereof without

Owner's and Noteholder's prior written consent.

        Section 4.12. Condition of Leased Properties. All Improvements are in good condition and repair. Lessee is not aware of any latent or patent structural or other significant defect or deficiency in the Improvements. City water supply, storm and sanitary sewers, and electrical, gas and telephone facilities are available to the Leased Properties within the boundary lines of the Land or through appurtenant easements, are fully connected to the Improvements and are fully operational, are sufficient to meet the reasonable needs of the Leased Properties as now used or presently contemplated to be used, and no other utility facilities are necessary to meet the reasonable needs of the Leased Properties as now used or presently contemplated to be used. The design and as-built conditions of the Leased Properties are such that surface and storm water does not accumulate on the Leased Properties (except in facilities specifically designed for the same) and does not drain from the Leased Properties across land of adjacent property owners in any manner which would have a Material Adverse Effect on any of the Leased Properties. Except as set forth on the Surveys, no part of any Leased Property is within a flood plain and none of the Improvements create any encroachment over, across or upon such Leased Property's boundary lines, rights of way or easements, and no building or other improvements on adjoining land create such an encroachment which could reasonably be expected to have a Material Adverse Effect. All public roads and streets necessary for service of and access to the Leased Properties for the current and contemplated uses thereof have been completed and are serviceable and are physically and legally open for use by the public. Any liquid or solid waste disposal, septic or sewer system located at the Leased Properties is in good and safe condition and repair and in compliance with all applicable laws.

        Section 4.13. [Intentionally Omitted].

        Section 4.14. Disclosure. No financial statements, financial document or any other document, certificate or written statement furnished to Noteholder, Equity Investor or Surety by or on behalf of Lessee or Guarantor for use in connection with the Loan, including without limitation all schedules and exhibits to this Agreement, contains any untrue representation, warranty or statement of a material fact, and none omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not materially misleading.

        Section 4.15. Legal Names. To the best knowledge of Lessee, the legal names of the entities which have owned and operated the Assisted Living Facilities at all times during the preceding five (5) years are as set forth in
Schedule 3.19 to the Loan Agreement.

        Section 4.16. Employee Benefit Plans.

         (a) Except as disclosed on Schedule 3.20(a) to the Loan Agreement, neither Lessee nor any ERISA Affiliate maintains or contributes to or has any obligation (including a contingent obligation) with respect to any Plan. Except as disclosed on Schedule 3.20(a) to the Loan Agreement, each Plan which is intended to be qualified under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be so qualified, and each trust related to any such Plan has been determined to be exempt from federal income tax under Section 501(a) of the Code as currently in effect. Each Plan
(i) has been administered in all
material respects in accordance with its terms and (ii) complies in form, and has been maintained and operated in all material respects in accordance, with the requirements of ERISA and, where applicable, the Code. There are no actions, suits or claims (other than routine claims for benefits) pending nor, to the knowledge of Lessee or any ERISA Affiliate, threatened with respect to any Plan. Lessee and each ERISA Affiliate has complied in all material respects with the applicable requirements of Part 6 of Title I of ERISA.

         (b) Neither Lessee nor any ERISA Affiliate maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as specifically required by Part 6 of Title I of ERISA. Neither Lessee nor any Person that is or was an ERISA Affiliate at any time during the immediately preceding six years has ever maintained, been required to contribute to, been required to pay any amount or had any obligation (whether actual or contingent) with respect to any Benefit Plan or Multiemployer Plan. Except as disclosed on
Schedule 3.20(b)-1 to the Loan Agreement, neither Lessee nor any ERISA Affiliate, nor any fiduciary of any Plan, has engaged in any nonexempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code. Except as disclosed on Schedule 3.20(b)-2 to the Loan Agreement, neither Lessee nor any ERISA Affiliate has by reason of the transactions contemplated hereby, any obligation to make any payment to any employee pursuant to any Plan or existing contract or arrangement. Neither Lessee nor any ERISA Affiliate is the grantor of a grantor trust established pursuant to Subpart E of Subchapter J of the Code.

        Section 4.17. Intellectual Property. Set forth on Schedule 3.21 to the Loan Agreement is a complete listing of all of the material patents, trademarks, tradenames, technology and other intellectual property rights used in the ownership, operation and management of the businesses of Lessee.

        Section 4.18. [Intentionally Omitted].

        Section 4.19. Proceedings Pending. There are no proceedings pending, or, to the best of Lessee's knowledge, after due inquiry threatened, to acquire through the exercise of any power of condemnation, eminent domain, or similar proceeding all or any part of any Leased Property (except a certain condemnation proceeding affecting a portion of the Tucson, Arizona Leased Property as disclosed in the title report therefor), the Equipment or any interest therein, or to enjoin or similarly prevent or restrict the use of any Leased Property or the operation of the Assisted Living Facilities in any manner.

        Section 4.20. Compliance With Applicable Laws. Each Assisted Living Facility and its operations and the Leased Properties comply in all material respects with all covenants and restrictions of record and applicable laws, ordinances, rules and regulations, including, without limitation, to the extent applicable, Title 42 of the United States Code and related regulations, including the Medicare Regulations, the Medicaid Regulations, federal and state self-referral and anti-kickback statutes and regulations, Title 31 of the United States Code, including the False Claims Act; skilled nursing facility or assisted living facility licensure laws and regulations; public health statues and regulations; the Americans with Disabilities Act and the regulations thereunder, and all laws, ordinances, rules and regulations relating to zoning, setback requirements (except as may be shown on any of the Surveys for the Leased Properties approved by Noteholder) and building codes and there are no waivers of any building codes currently in existence for any of the Assisted Living Facilities or the Leased Properties. Lessee has filed in a timely manner all reports, documents and other materials required to be filed with any governmental bureau, agency or instrumentality (and the information contained in each of such filings is true, correct and complete in all respects), except where failure to make such filings would not have a Material Adverse Effect. Lessee has retained all records and documents required to be retained pursuant to any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any governmental authority, except where failure to retain such records would not subject such party or any of its Affiliates, partners, officers, trustees, or employees to criminal liability and could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

        Section 4.21. Solvency. As of and from and after the Closing Date, the Lessee (after giving effect to the transactions contemplated by the Transaction Documents), in the aggregate; (A) own and will own assets the fair saleable value of which are (1) greater than the total amount of liabilities (including Contingent Obligations) of the Lessee and (2) greater than the amount that will be required to pay the probable liabilities of Lessee then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to Lessee; (B) has capital that is not insufficient in relation to its business as presently conducted or any contemplated or undertaken transaction; and (C) do not intend to incur and do not believe that they will incur debts beyond their ability to pay such debts as they become due.

        Section 4.22. Management Agreements. The Management Agreements are each in full force and effect and there are no defaults (either monetary or nonmonetary) by the parties thereto.

        Section 4.23. 1934 Act. The proceeds of the Note and the Equity Advances will not be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

        Section 4.24. Use of Proceeds and Margin Security. Borrower shall use the proceeds of the Loan and the Equity Advances to acquire the Leased Properties and pay Transaction Expenses as contemplated by the schedule of sources and uses attached to the Loan Agreement as Exhibit G. No portion of the proceeds of the Loan and Equity Advances shall be used by Borrower or Lessee in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System.

        Section 4.25. No Plan Assets. Lessee is not and will not be (i) an employee benefit plan as defined in Section 3(3) of ERISA which is subject to ERISA, (ii) a plan as defined in Section 4975(e)(1) of the Code which is subject to Section 4975 of the Code, or (iii) an entity whose underlying assets constitute "plan assets" of any such employee benefit plan or plan for purposes of Title I of ERISA or Section 4975 of the Code.

        Section 4.26. Governmental Plan. Lessee is not and will not be a "governmental plan" within the meaning of Section 3(32) of ERISA and transactions by or with the Lessee are not and will be not subject to state statutes applicable to Lessee regulating investments of and fiduciary obligations with obligations with respect to governmental plans.

         Section 4.27. Investment Company Act; PUCHA. Lessee is not: (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended; (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (iii) subject to any other law that purports to restrict or regulate its ability to borrow money.

         Section 4.28. Foreign Person. Lessee is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

         Section 4.29 Year 2000. The management information systems (including all computer hardware and software), all equipment containing embedded microchips, of Lessee and Manager, whether owned, licensed, leased or otherwise utilized by Lessee and Manager, and required in the conduct of their respective businesses and the performance of all obligations of Lessee and Manager, under the Transaction Documents ("Lessee and Manager's MIS Systems"), and such systems of those parties with whom Lessee and Manager MIS Systems must interface, will, no later than August 30, 1999, be free of any material problem, infirmity or defect (and so tested and confirmed by Lessee and Manager to be free of any material problem, infirmity or defect) as respects to the "Year 2000 Problem" and/or any "9/9/99 Problem," to wit, the Lessee and Manager MIS System will be "Y2K Compliant" such that the management information systems will not: (i) experience any material malfunctions or other material usage problem or failure in connection with the year 2000 and subsequent years as distinct from the 1900 years, or relating to improper expirations, terminations or data loss on or following September 9, 1999 as a result of the 9/9/99 Problem; or (ii) result in any material loss or liability sustained in connection with: (x) the conduct of their business or the performance of any obligations under the Transaction Documents, including but not limited to the recording, storing, processing, calculating, comparing, sequencing or presenting by electronic means of calendar dates or spans of time from, into and between the twentieth and twenty-first centuries (including leap year calculations); and (y) the generation, transmission, delivery, receipt of and any use or reliance on information or calculations dependent on or relating to calendar dates or spans of time from, into and between the twentieth and twenty-first centuries (including leap year calculations) (the "Y2K Problem"). The cost to Lessee and Manager of any reprogramming and testing of Lessee and Manager MIS Systems and of the reasonably foreseeable consequences of any reprogramming required to assure that Lessee and Manager MIS Systems are Y2K Compliant, or of systems and equipment failures to such Lessee and Manager (including reprogramming errors and failure of other's systems and equipment) will not result in an Event of Default or a Material Adverse Effect. To the best knowledge of Lessee, the Lessee and Manager MIS Systems are at present, and with ordinary upgrading and maintenance, will continue for the term of the Master Lease to be, sufficient to permit each of Lessee and Manager to conduct its business and to perform all of their respective obligations under the Transaction Documents without Material Adverse Effect.

         Section 4.30. Legal Opinions. Lessee has reviewed and is familiar with all opinions of legal counsel designated by Lessee and Guarantor to be delivered in connection with the transactions contemplated hereby. None of the assumptions with respect to Lessee, Guarantor or the Leased Properties set forth in such opinions is incorrect.

        Section 4.31. Bankruptcy. Lessee is not a debtor, and none of its property (including any Leased Property) is property of the estate, in any voluntary or involuntary case under the Bankruptcy Code or under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect. Neither Lessee nor any of its property is under the possession or control of a receiver, trustee or other custodian. Lessee not has made any assignment for the benefit of creditors. No such assignment or bankruptcy or similar case or proceeding is now contemplated.

        Section 4.32. Leases; Agreements.

         (a) Agreements. Lessee has provided Noteholder, Equity Investor and Surety with true and complete copies of all material contracts and agreements affecting the Assisted Living Facilities, Leased Properties and the operation and management thereof, including, the Master Lease, the Ground Leases, the Subleases, the Management Agreement, the leasing brokerage agreements, if any, and any and all other material Other Leases, tenancies or other material contracts or agreements relating to the use, maintenance, development, operation or management thereof (other than the Residency Agreements as to which Lessee has delivered the standard form thereof only). Except for the rights of Manager pursuant to the Management Agreements, no Person has any right or obligation to manage any Leased Property or to receive compensation in connection with such management or any right or obligation to sell, lease, or solicit purchasers or tenants for any Leased Property, or (except for cooperating outside brokers) to receive compensation in connection with such sale or leasing.

         (b) Lease Issues. There are no legal proceedings commenced (or, to the best of the knowledge of Lessee, threatened) against Lessee by any tenant or former tenant. No rental in excess of one month's rent has been prepaid under any of the Residency Agreements or any Other Leases. Each of the Residency Agreements and any Other Leases is valid and binding on the parties thereto in accordance with its terms. The execution of this Agreement and the other Transaction Documents will not constitute an event of default under any of the Residency Agreements or any Other Leases.

         (c) No Rent Control. No portion of any Leased Property is subject to any form of rent control, stabilization or regulation.

         (d) No Undisclosed Tenants. Except for the Master Lease and the Lease Supplements, the Subleases, the Ground Leases, the Licensing Subleases, the Residency Agreements described in the Rent Rolls attached to the Loan Agreement as Exhibit 3.31(d) and any Other Leases delivered to Noteholder, Equity Investor and Surety, there are no material Other Leases affecting all or any portion of any of the Leased Properties. Except for Lessee, the Sublessees, the Manager under the Licensing Subleases, the tenants under the Ground Leases and the tenants identified in the Existing Leases that have been delivered to Noteholder, Equity Investor and Surety and except for Assisted Living Facility residents, no Person has any right to occupy any portion of any of the Leased Properties or the Assisted Living Facilities, and to the knowledge of Lessee after due inquiry, no Person is so occupying any portion of any of the Leased Properties or the Assisted Living Facilities.

        Section 4.33. Lessee's Environmental Representations and Warranties. To the best of Lessee's knowledge based on its review of, and except as set forth in, the Environmental Reports described on Schedule 6.5 to the Loan
Agreement:

                   (a) Lessee has not at any time caused, permitted or suffered to exist any Prohibited Activities and Conditions.

                   (b) Lessee or the applicable Sublessee has all Environmental Permits required to carry on its business with respect to its Assisted Living Facilities and the Leased Properties and each of such Environmental Permits is in full force and effect and each of Lessee and/or the applicable Sublessee is in compliance with the terms and conditions thereof and the transactions contemplated by this Agreement shall not cause any of such Environmental Permits to lapse or become invalid. No event has occurred with respect to any Property and/or Improvements that constitutes, or with the passing of time or the giving of notice would constitute, noncompliance with the terms of any Environmental Permit.

                   (c) Except as disclosed on Schedule 6.5(c) to the Loan Agreement, the Leased Properties do not now contain any underground storage tanks, and, to the best of Lessee's knowledge after reasonable and diligent inquiry, the Leased Properties have not contained any underground storage tanks in the past. If there is an underground storage tank located on any Leased Property which has been previously disclosed by Lessee to Noteholder in writing, that tank strictly complies with all requirements of Environmental Law.

                   (d) Each of Lessee and/or the applicable Sublessee has complied and is in compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Environmental Law applicable to the Leased Properties or any property of Lessee.

                   (e) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint or notice of violation has been filed or served, no penalty has been assessed, no investigation or review is pending or threatened by any Governmental Authority or any other Person with regard or with respect to the Release of Hazardous Materials, the disposal or arrangement for disposal of Hazardous Materials, noise emissions, Hazardous Materials, violation or alleged violation of Environmental Law at, to or from the Leased Properties, the use or operation of either, or any property owned by Lessee.

                   (f) No Leased Property contains any treatment, storage or disposal facility requiring an Environmental Permit.

                   (g) No asbestos or asbestos-containing material is or has been present at the Leased Properties in violation of any Environmental Law except as disclosed to the Noteholder, Surety and Equity Investor by Lessee prior to the Closing Date.

                   (h) Neither Lessee nor any of its predecessors has transported or arranged for the transportation of any Hazardous Materials from the Properties or Improvements to any location that is listed on the National Priorities List ("NPL") under CERCLA, listed for possible inclusion on the NPL in the Comprehensive Environmental Response and Liability Information System ("CERCLIS"), or is listed on any similar state or local list or that is the subject of federal, state or local enforcement actions or other investigations.

                   (i) No Hazardous Material has been recycled, treated, stored or Released by Borrower or Lessee except in accordance with applicable Environmental Law.

                   (j) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of Lessee with respect to any portion of the Leased Properties and no portion of the Leased Properties or other property owned by Lessee is listed or proposed for listing on the NPL, CERCLIS or any similar state or local list of sites requiring investigation or remediation.

                   (k) No liens have arisen under or pursuant to any Environmental Law on any of the Leased Properties, and no governmental action has been taken or is in process that could subject any such Leased Property to such liens and Lessee is not required to place any notice or restriction relating to the presence of Hazardous Materials at any of the Leased Properties.

                   (l) All environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or that are in the possession of Lessee, relating to any Leased Property have been delivered to Noteholder, Surety and Equity Investor prior to the Closing Date.

                   (m) Lessee has no knowledge of any facts, events or conditions relating to any Properties and/or Improvements which could reasonably be expected to interfere with or prevent continued compliance with any Environmental Law, give rise to any liability under Environmental Law, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation against or involving Lessee, any Properties and/or Improvements under any Environmental Law.

         The representations and warranties in this Section 4.33 shall be continuing representations and warranties that shall be deemed to be made by Lessee as of the Closing Date and throughout the term of the Master Lease.


                                    ARTICLE V


                   REPRESENTATIONS AND WARRANTIES OF GUARANTOR

         To induce (i) the parties to enter into this Agreement and the other Transaction Documents and the Excluded Collateral Agreement, (ii) the Noteholder and the Equity Investor to make the Loan and Equity Advances to Owner, and (iii) Surety to issue the Surety Bond,

Guarantor represents and warrants to Owner, Noteholder, Surety, Equity Investor and Trustee that the statements set forth in this Article V are true, correct and complete as of the date hereof and will be, true, correct and complete as of the Closing Date.

         Section 5.1. Organization, Powers, Good Standing, Etc.

         (a) Organization and Powers. Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Guarantor has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, and to enter into each Transaction Document to which it is a party and the Excluded Collateral Agreement and to perform the terms thereof. Guarantor has delivered to Equity Investor, Surety and Noteholder correct and complete copies of the charter documents of Guarantor, including without limitation, the restated certificate of incorporation, by-laws and amendments thereto, each of which has been duly and properly filed with the Secretary of State of the State of Delaware.

         (b) Qualification. Guarantor is duly qualified and in good standing in the state of its formation. Guarantor is also duly qualified and in good standing in the states where the Leased Properties are located. In addition, Guarantor is duly qualified and in good standing in each state where it is necessary to carry on its present business and operations, except in jurisdictions in which the failure to be qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

         (c) Address. The principal place of business and the chief executive office of Guarantor is located in Brookfield, Wisconsin.

         Section 5.2. Authorization of Transaction, Etc.

         (a) Authorization of Transaction. The execution, delivery and performance by Guarantor of each of the Transaction Documents to which it is a party and the Excluded Collateral Agreement and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary corporate action.

         (b) No Conflict. The execution, delivery and performance by Guarantor of the Transaction Documents to which it is a party and the Excluded Collateral Agreement and the consummation of the transactions contemplated thereby, do not and will not: (1) violate (x) any provision of law applicable to Guarantor; (y) the charter documents of Guarantor; or (z) any order, judgment or decree of any court or other agency of government binding on Guarantor or any of its Affiliates; (2) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material Contractual Obligation of Guarantor or any of its Affiliates; (3) result in or require the creation or imposition of any material Lien (other than the Liens created by the Transaction Documents and the Excluded Collateral Agreement) upon the Leased Properties or assets of Guarantor or any of its Affiliates; or (4) except as set forth on Schedule 3.2(b) to the Loan Agreement, require any approval or consent of any Person under any material Contractual Obligation of Guarantor, which approvals or consents have been obtained on or before the dates required under such Contractual Obligation, but in no event later than the

Closing Date.

         (c) Governmental Consents. The execution, delivery and performance by Guarantor of the Transaction Documents to which it is a party and the Excluded Collateral Agreement, and the consummation of the transactions contemplated thereby do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except for the Permits required to be obtained by Lessee, the Sublessees or the Manager in connection with the operation of the Assisted Living Facilities as set forth in Section 4.6 and except for the recording of the Mortgages, Assignments of Leases, other Security Documents and/or UCC-1's in the applicable recorders' or filing offices.

         (d) Binding Obligations. This Agreement is, and the other Transaction Documents to which Guarantor is a party and the Excluded Collateral Agreement when executed and delivered will be, the legally valid and binding obligations of Guarantor, each enforceable against Guarantor in accordance with their respective terms, subject to bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditor's rights. Guarantor has no defense or offset to any of its obligations under the Transaction Documents or the Excluded Collateral Agreement. Guarantor has no claim or right of set off against Noteholder, Surety, Owner or Equity Investor or any Affiliate thereof.

         Section 5.3. Pending Matters. Except as set forth on Schedule 3.9 to the Loan Agreement, there are no judgments outstanding against any of the Leased Properties nor is there any action, charge, claim, demand, suit, petition, inquiry or investigation pending, or to the best of Guarantor's knowledge, after due inquiry, threatened against any of the Leased Properties. There are no judgments outstanding against Guarantor nor is there any action, charge, claim, demand, suit, petition, inquiry or investigation pending or, to the best knowledge of Guarantor, after due inquiry, threatened against it which, if adversely determined, could reasonably be expected to result, either individually or in the aggregate, in any Material Adverse Effect or affect the consummation of the transactions contemplated hereby or under any of the Transaction Documents or the Excluded Collateral Agreement. Guarantor is not in violation, breach or default of any agreement, the violation of which could have a Material Adverse Effect, and the Guarantor is not in violation of any order, judgment, or decree of any court, or of any statute or governmental regulation to which it is subject, the violation of which could have a Material Adverse Effect.

         Section 5.4. Financial Statements Accurate. All financial statements concerning Guarantor or any of its Affiliates or the Leased Properties provided by or on behalf of Guarantor to Noteholder, Surety and Equity Investor have been prepared on a basis consistent with the audited financial statements of Guarantor (in the case of Lessee, Guarantor or their respective Affiliates) or HCR (with respect to the Leased Properties) consistently applied and present (as of the dates thereof) the respective financial conditions of the Persons covered thereby and the results of their operations for the periods then ending. All operating statements, income reports and other financial data regarding Guarantor and the Assisted Living Facilities heretofore provided by or on behalf of Guarantor are, to the best knowledge of Guarantor after due inquiry, true, correct and complete and present fairly, the financial condition and, results of, such operations. There has been no material adverse change in the financial condition, operations, or prospects of Guarantor or to the best knowledge of Guarantor after due inquiry any Assisted Living Facility since the dates of such statements except as fully disclosed in writing with the delivery of such statements.

         Section 5.5. Payment of Taxes and Property Impositions. Guarantor has timely filed all federal, state, and local tax returns which it is required to file or has obtained extensions therefor and has timely paid, or made adequate provision for the payment of, all material taxes, assessments, fees and other governmental charges upon such Person and upon its properties, assets, income and franchises, including without limitation, provider taxes. All such returns and reports are complete and accurate in all material respects and none of the United States income tax returns of Guarantor are under audit. There is not presently pending (and to the best of Guarantor's knowledge, after due inquiry, there is not contemplated) any special assessment against any Leased Property, any other Collateral, or any part thereof except as may be set forth in any of the Title Policies. No part of any Leased Property is included or assessed under or as part of another tax lot or parcel comprising property other than such Leased Property, and no part of any other property is included or assessed under or as part of the tax lots or parcels comprising any Leased Property. No tax liens have been filed and to the best knowledge of Guarantor, no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of Guarantor in respect of any taxes or other governmental charges are in accordance with GAAP.

         Section 5.6. Disclosure. No financial statements, financial document or any other document, certificate or written statement furnished to Noteholder, Equity Investor or Surety by or on behalf of Guarantor for use in connection with the Loan, including without limitation all schedules and exhibits to the Loan Agreement, contains any untrue representation, warranty or statement of a material fact, and none omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not materially misleading.

         Section 5.7. Employee Benefit Plans.

         (a) Except as disclosed on Schedule 3.20(a) to the Loan Agreement, neither Guarantor nor any ERISA Affiliate maintains or contributes to or has any obligation (including a contingent obligation) with respect to any Plan. Except as disclosed on Schedule 3.20(a) to the Loan Agreement, each Plan which is intended to be qualified under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be so qualified, and each trust related to any such Plan has been determined to be exempt from federal income tax under Section 501(a) of the Code as currently in effect. Each Plan
(i) has been administered in all material respects in accordance with its terms and (ii) complies in form, and has been maintained and operated in all material respects in accordance, with the requirements of ERISA and, where applicable, the Code. There are no actions, suits or claims (other than routine claims for benefits) pending nor, to the knowledge of Guarantor or any ERISA Affiliate, threatened with respect to any Plan. Guarantor and each ERISA Affiliate has complied in all material respects with the applicable requirements of Part 6 of Title I of ERISA.

         (b) Neither Guarantor nor any ERISA Affiliate maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as specifically required by Part 6 of Title I of ERISA. Neither Guarantor nor any Person that is or was an ERISA Affiliate at any time during the immediately preceding six years has ever maintained, been required to contribute to, been required to pay any amount or had any obligation (whether actual or contingent) with respect to any Benefit Plan or Multiemployer Plan. Except as disclosed on Schedule 3.20(b)-1 to the Loan Agreement, neither Guarantor nor any ERISA Affiliate, nor any fiduciary of any Plan, has engaged in any nonexempt prohibited transaction described in
Section 406 of ERISA or Section 4975 of the Code. Except as disclosed on
Schedule 3.20(b)-2 to the Loan Agreement, neither Guarantor nor any ERISA Affiliate has by reason of the transactions contemplated hereby, any obligation to make any payment to any employee pursuant to any Plan or existing contract or arrangement. Neither Guarantor nor any ERISA Affiliate is the grantor of a grantor trust established pursuant to Subpart E of Subchapter J of the Code.

         Section 5.8. Intellectual Property. Set forth on Schedule 3.21 to the Loan Agreement is a complete listing of all of the material patents, trademarks, tradenames, technology and other intellectual property rights used in the ownership, operation and management of the businesses of Lessee.

         Section 5.9. No Plan Assets. Guarantor is not and will not be (i) an employee benefit plan as defined in Section 3(3) of ERISA which is subject to ERISA, (ii) a plan as defined in Section 4975(e)(1) of the Code which is subject to Section 4975 of the Code, or (iii) an entity whose underlying assets constitute "plan assets" of any such employee benefit plan or plan for purposes of Title I of ERISA or Section 4975 of the Code.

        Section 5.10. Governmental Plan. Guarantor is not and will not be a "governmental plan" within the meaning of Section 3(32) of ERISA and transactions by or with the Guarantor are not and will be not subject to state statutes applicable to Guarantor regulating investments of and fiduciary obligations with obligations with respect to governmental plans.

        Section 5.11. Investment Company Act; PUCHA. Guarantor is not: (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended; (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (iii) subject to any other law that purports to restrict or regulate its ability to borrow money.

        Section 5.12. Foreign Person. Guarantor is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

        Section 5.13. Year 2000. The management information systems (including all computer hardware and software), all equipment containing embedded microchips, of Guarantor, whether owned, licensed, leased or otherwise utilized by Guarantor, and required in the conduct of its business and the performance of all obligations of Guarantor, under the Transaction Documents and the Excluded Collateral Agreement ("Guarantor MIS Systems"), and such systems of those parties with whom Guarantor's MIS Systems must interface, will, no later than August 30, 1999, be free of any material problem, infirmity or defect (and so tested and confirmed by Guarantor to be free of any material problem, infirmity or defect) as respects to the "Year 2000 Problem" and/or any "9/9/99 Problem," to wit, the Guarantor MIS Systems will be "Y2K Compliant" such that the management information systems will not: (i) experience any material malfunctions or other material usage problem or failure in connection with the year 2000 and subsequent years as distinct from the 1900 years, or relating to improper expirations, terminations or data loss on or following September 9, 1999 as a result of the 9/9/99 Problem; or (ii) result in any material loss or liability sustained in connection with: (x) the conduct of its business or the performance of any obligations under the Transaction Documents or the Excluded Collateral Agreement, including but not limited to the recording, storing, processing, calculating, comparing, sequencing or presenting by electronic means of calendar dates or spans of time from, into and between the twentieth and twenty-first centuries (including leap year calculations); and (y) the generation, transmission, delivery, receipt of and any use or reliance on information or calculations dependent on or relating to calendar dates or spans of time from, into and between the twentieth and twenty-first centuries (including leap year calculations) (the "Y2K Problem"). The cost to Guarantor of any reprogramming and testing of Guarantor MIS Systems and of the reasonably foreseeable consequences of any reprogramming required to assure that Guarantor MIS Systems are Y2K Compliant, or of systems and equipment failures to such Guarantor (including reprogramming errors and failure of other's systems and equipment) will not result in a Lease Event of Default or a Material Adverse Effect. To the best knowledge of Guarantor, Guarantor MIS Systems are at present, and with ordinary upgrading and maintenance, will continue for the terms of this Agreement to be, sufficient to permit Guarantor to conduct its business and to perform all of its obligations under the Transaction Documents and the Excluded Collateral Agreement without Material Adverse Effect.

        Section 5.14. Legal Opinions. Guarantor has reviewed and is familiar with all opinions of legal counsel designated by Guarantor to be delivered in connection with the transactions contemplated hereby. None of the assumptions with respect to Guarantor, Lessee or the Leased Properties set forth in such opinions is incorrect.

        Section 5.15. Bankruptcy. Guarantor is not a debtor, and none of its property is property of the estate, in any voluntary or involuntary case under the Bankruptcy Code or under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect. Neither Guarantor nor any property of any it is under the possession or control of a receiver, trustee or other custodian. Guarantor not has made any assignment for the benefit of creditors. No such assignment or bankruptcy or similar case or proceeding is now contemplated.

        Section 5.16. Lessee Representations. The representations and warranties of Lessee in this Agreement and the other Transaction Documents and the Excluded Collateral Documents are true and correct.

                                   ARTICLE VI


                     REPRESENTATIONS AND WARRANTIES OF OWNER

         To induce (i) the parties to enter into this Agreement and the other Transaction Documents, (ii) the Noteholder and the Equity Investor to make the Loan and Equity Advances to Owner, and (iii) Surety to issue the Surety Bond, Owner represents and warrants to Lessee, Noteholder, Surety, Equity Investor and Trustee that the statements set forth in Article III(A) of the Loan Agreement pertaining to Owner are true, correct and complete as of the date hereof and will be, true, correct and complete as of the Closing Date.


                                   ARTICLE VII


                        REPRESENTATION OF EQUITY INVESTOR

         To induce (i) the parties to enter into this Agreement and the other Transaction Documents, (ii) the Noteholder to make the Loan to Owner, and (iii) Surety to issue the Surety Bond, Equity Investor represents and warrants to Noteholder, Surety and Trustee that with respect to the source of the amounts to be advanced by the Equity Investor pursuant to Section 2.3, no part of such amounts constitutes assets of any employee benefit plan subject to Title I of ERISA or Section 4975 of the Code.


                                  ARTICLE VIII


                           REPRESENTATIONS OF TRUSTEE

         To induce (i) the parties to enter into this Agreement and the other Transaction Documents, (ii) the Noteholder and the Equity Investor to make the Loan and Equity Advances to Owner, and (iii) Surety to issue the Surety Bond, Trustee represents and warrants to Noteholder, Surety and Equity Investor that the representations and warranties of Trustee set forth in the Trust Agreement are true, correct and complete as of the date hereof and will be, true, correct and complete as of the Closing Date.


                                   ARTICLE IX

                            COVENANTS OF THE PARTIES

         Section 9.1. Loan Agreement Covenants of Lessee. The covenants of the Lessee set forth in the Loan Agreement are hereby incorporated by reference herein as if set forth at length herein; provided that for purposes of this
Section 9.1, each reference to "Noteholder" in such covenants shall be deemed to refer to Owner, Equity Investor, Surety and Noteholder.

         Section 9.2. Further Assurances. Lessee and Guarantor shall cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, conveyances, documents and assurances as Owner, Equity Investor, Noteholder, Surety or Trustee or may from time to time reasonably request in order to carry out the intent and purposes of any of the Transaction Documents or the Excluded Collateral Agreement, to better assure, preserve, protect and perfect the Lien of any Mortgage or any other Transaction Document or the Excluded Collateral Agreement or to more fully vest in the Owner the interests in any Leased Property contemplated hereunder to be transferred to and held by the Owner, including without limitation Sections 9.30 and 9.31 of the Loan Agreement.

         Section 9.3. Transfer of Equity Investor's Interest. The Equity Investor agrees that it shall not sell, convey, assign, pledge, mortgage or otherwise transfer any of its interest in the Owner and the Transaction Documents and the Excluded Collateral Agreement prior to the expiration or earlier termination of the Term unless:

                   (a) the Person to whom such transfer is to be made (a "Transferee") is (i) an institutional or corporate investor organized under the laws of the United States or any State thereof with net worth or, in the case of a bank or lending institution, combined capital and surplus at the time of such transfer of at least $100,000,000 determined in accordance with generally accepted accounting principles or (ii) any Affiliate of any such institutional or corporate investor if such investor unconditionally guarantees the obligations so assumed by such Affiliate pursuant to an instrument or instruments reasonably satisfactory to Lessee, Surety and Noteholder or (iii) an Affiliate of Equity Investor; provided that in the event of a transfer pursuant to clause (iii) which does not qualify under clauses (i) or (ii), Equity Investor shall remain primarily liable for all of its obligations under this Agreement and the other Transaction Documents and the Excluded Collateral Agreement; in addition, the Transferee shall not be Lessee or any Affiliate of Lessee;

                   (b) the Lessee, Surety and Noteholder shall have received 60 days prior written notice of such transfer specifying the name and address of any proposed transferee and such additional information as shall be necessary to determine whether the proposed transfer satisfies the requirements of this Section 6.1;

                   (c) such Transferee enters into an agreement or agreements in form and substance reasonably satisfactory to the Lessee, Surety and Noteholder whereby such Transferee confirms that it shall be deemed a party to this Agreement and each other Transaction Document to which the transferring Equity Investor is a party and the Excluded Collateral Agreement, and agrees to be bound by all the terms of, and to undertake all of the obligations and liabilities of the transferring Equity Investor contained in, this Agreement and such other Transaction Documents and the Excluded Collateral Agreement to the extent of the interest transferred;

                   (d) (i) such transfer complies in all respects with and does not violate any applicable Federal securities law and the securities law of any applicable state, and (ii) such transfer shall not cause the Lease (as to the Operating Lease Properties) to fail to constitute an "operating lease" pursuant to Statement of Financial Accounting Standards No. 13, as amended;

                   (e) Lessee, Surety and Noteholder shall have received an opinion of counsel of the Transferee (which counsel shall be reasonably acceptable to Lessee, Surety and Noteholder), confirming (i) the existence, power and authority of, and due authorization, execution and delivery of all relevant documentation by, the Transferee (with appropriate reliance on certificates of corporate officers or public officials as to matters of fact), and (ii) that each agreement referred to in subparagraph (c) above is the legal, valid and binding obligation of the Transferee, enforceable against the Transferee in accordance with the terms thereof (subject to customary qualifications), shall be provided, prior to such transfer to Lessee, Surety and Noteholder, which opinion shall be in form and substance reasonably satisfactory to each of them;

                   (f) Surety and Noteholder shall have received (i) an opinion of counsel reasonably acceptable to Noteholder, Surety and Lessee similar in form, scope and substance to the opinion regarding "substantive consolidation" delivered by Chapman and Cutler on the Closing Date (the "C&C Opinion") and (ii) a certificate setting forth the representations and warranties (with respect to the Transferee) contained in the Equity Investor's certificate attached to the C&C Opinion as Exhibit A;

                   (g) in the event that as of the date of any such transfer by Equity Investor, all or any portion of the Loan shall have been included in any Secondary Market Transaction, Noteholder shall have received letters from each of the applicable Rating Agencies confirming that such transfer will not result in the withdrawal, downgrade, qualification or suspension of the rating of any securities issued pursuant to such Secondary Market Transaction;

                   (h) after giving effect to such transfer, there shall not be more than one Equity Investor;

                   (i) all fees, expenses and charges of the parties hereto, the Servicer and any rating agency involved with any Secondary Market Transaction in which all or any part of the Loan has been included (including, without limitation, legal fees and expenses of special counsel) incurred in connection with each such transfer and the delivery of the documents required above shall be paid by Equity Investor or Transferee;

Upon any such transfer, (i) except as the context otherwise requires, such Transferee shall be deemed "Equity Investor" or "SELCO" for all purposes, and shall enjoy the rights and privileges and perform the obligations of the Equity Investor hereunder and under each other Transaction Document to which the Equity Investor is a party and the Excluded Collateral Agreement, and, except as the context otherwise requires, each reference in this Agreement and each other Transaction Document and the Excluded Collateral Agreement to "Equity Investor" or "SELCO" shall thereafter be deemed to include such Transferee for all purposes, and (ii) the transferor, except in the case of a transfer to a Transferee described in Section 9.3(a)(iii) hereof, shall be released from all obligations hereunder and under each other Transaction Document to which such transferor is a party or by which such transferor is bound and the Excluded Collateral Agreement to the extent such obligations are expressly assumed by a Transferee. Any transfer or assignment of Equity Investor's interest in the Owner and the Transaction Documents in violation of this Section 9.3 shall be void and of no effect and Equity Investor shall remain liable for its obligations hereunder and under the other Transaction Documents. Any Person which merges or consolidates with, or acquires all or substantially all of the assets of, Equity Investor shall meet the conditions set forth above, but nothing in this Section 9.3 shall be construed to limit or restrict any direct or indirect parent corporation of the Equity Investor from consolidating with or merging into any other corporation or to restrict another corporation from merging into or consolidating with such parent corporation, or the ability of any such parent corporation from selling all or substantially all of its assets. No consent of Lessee otherwise required hereunder shall be required if any Lease Default or Lease Event of Default shall have occurred and be continuing. Notwithstanding any transfer, the transferor Owner Participant shall be entitled to all benefits accrued and all rights vested prior to such transfer, including, without limitation, rights to indemnification under any Transaction Documents and also shall remain liable to the extent provided in the Transaction Documents, for facts, circumstances, acts or omissions that occurred prior to or contemporaneously with such transfer.

         The foregoing requirements shall not apply to any transfer of the stock of Owner pursuant to the Pledge Agreement relating to the stock of Owner or any purchase of Equity Investor's interest pursuant to Section 9.13 hereof.

         Section 9.4.    Covenants with respect to Joint Venture Subleases.

         (a) If the Put Option or the Call Option (as such terms are defined in the Joint Venture Agreements) is exercised with respect to any Sublessee and such exercise affects the licenses for the applicable Assisted Living Facility, Lessee shall promptly, but in any event within 13 months after such exercise, comply or cause compliance with all license requirements relating to such exercise.

         (b) Guarantor covenants that it will not, and will not permit any of its Affiliates to amend Section VII of the Joint Venture Agreements or any other Section of the Joint Venture Agreements which has the effect of amending such
Section VII or make any other material amendment of the Joint Venture Agreements (other than amending Exhibit D to the Joint Venture Agreements to accommodate additional capital contributions of the partners thereof). Guarantor will promptly notify Noteholder, Surety, Trustee, Owner and Equity Investor of any amendment described in the parenthetical to the preceding sentence.

         (c) Guarantor covenants that the only Person which shall exercise the Call Option under the Joint Venture Agreement will be Guarantor or ALS Clare Bridge, Inc., a Delaware corporation, who is on the date hereof and at all times hereafter shall be a wholly-owned Subsidiary of Guarantor.

         Section 9.5.    Financial Covenants of Guarantor.

         (a) Minimum Tangible Net Worth. Guarantor shall maintain, on a consolidated basis with all subsidiaries, at all times during the Term of the Master Lease measured quarterly beginning with the quarter ending September 30, 1999, a minimum Tangible Net Worth of not less than the sum of $114,000,000 plus fifty percent (50%) of the Guarantor's net income (if positive) for each quarter beginning with the quarter ending June 30, 1999 plus seventy-five (75%) of the net proceeds to the Guarantor of any equity capital (or equity equivalent) securities offering received during such quarter. "Tangible Net Worth" means, at any time, the sum at such time of Net Worth (defined as shareholder's equity as defined by GAAP) less the total of (i) all assets which would be classified as intangible assets under GAAP, including goodwill, trademarks, trademark applications, trade names, service marks, patent applications and licenses, and deferred charges, (ii) pre-opening costs, organizational costs and deferred financing costs, and (iii) advances or loans made to or receivables from any unconsolidated affiliates of which the Guarantor owns less than fifty percent (50%) or any stockholder of the Guarantor or any affiliate.

         (b) Ratio of Total Funded Debt to Total Capital. Guarantor shall maintain on a consolidated basis with all subsidiaries a maximum ratio of Total Funded Debt to Total Capital of seventy percent (70%) measured quarterly.

         (c) Ratio of EBITDAR to Interest and Rent. Guarantor shall maintain on a consolidated basis with all Subsidiaries a minimum ratio of EBITDAR to the sum of Guarantor Interest Obligations plus Guarantor Rental Obligations, measured on a rolling four-quarter basis commencing September 30, 1999, of 1.5 to 1.0.

         Section 9.6. Quiet Enjoyment. Each of Owner, Equity Investor, Surety, Noteholder and Trustee as to itself only hereby covenants and agrees that during the Term with respect to any Leased Property, it shall not take any affirmative action and will not suffer or permit any action by any Person acting or claiming by, through or under it which will interfere with the quiet use and enjoyment of the Leased Properties by Lessee, unless such interference (i) occurs on or after any Lease Event of Default or (ii) is necessary to maintain or protect the utility, fair market value or useful life of the Leased Properties.

         Section 9.7. Insolvency of Owner. Equity Investor, Owner, Surety and Noteholder agree that, to the fullest extent permitted by applicable law, they will not commence any involuntary bankruptcy proceeding against Owner or Lessee under the provisions of any applicable bankruptcy or insolvency law (as now or hereafter in effect).

         Section 9.8. Excluded Collateral Replacement. If at any time during the Term, the long-term unsecured senior debt obligations of the entity issuing the Excluded Collateral are not rated at least "A" by Standard & Poor's Rating Service or "A1" by Moody's Investors Service (the "Required Rating"), Guarantor, in cooperation with Equity Investor, shall at its own cost and expense, within 30 days of demand therefor by Equity Investor, provide to Equity Investor Acceptable Replacement Collateral to replace the Excluded Collateral. If Lessee fails to comply with its obligation to provide Acceptable Replacement Collateral, Equity Investor may draw on the Excluded Collateral and either (i) apply the proceeds thereof in connection with the acquisition of Acceptable Replacement Collateral, or (ii) hold the proceeds thereof as cash collateral and, in the event such proceeds are not sufficient to enable Equity Investor to acquire Acceptable Replacement Collateral, Guarantor shall promptly, but in any event within three days, pay Equity Investor the shortfall. If Guarantor fails to comply with such obligation, (x) Equity Investor shall be entitled to apply the proceeds of the Excluded Collateral to the acquisition of other collateral acceptable to Equity Investor in its sole discretion, or to hold such proceeds as cash collateral and Equity Investor or its custodian shall be entitled to withhold any interest or earnings on such collateral and/or proceeds from Guarantor until such time as the amount of such other collateral and proceeds, plus such withheld interest or earnings, meet the criteria for Acceptable Replacement Collateral, and (y) a Tolling Default shall be deemed to have occurred and be continuing.

         For purposes of this Section 9.8, "Acceptable Replacement Collateral" means (i) a letter of credit substantially in the form of the original Excluded Collateral in a face amount equal to 105% of the aggregate Equity Balance and issued by a bank or trust company having the Required Rating and otherwise reasonably acceptable to Equity Investor; or (ii) any other collateral acceptable to Equity Investor in its sole discretion.

         Any Acceptable Replacement Collateral shall be subject to the terms of the Excluded Collateral Agreement to the same extent as the Excluded Collateral. Lessee shall execute and deliver to Equity Investor all other documents, and will take such other actions as Equity Investor may request, necessary or desirable to protect and perfect the Equity Investor's right, title and interest in such Acceptable Replacement Collateral.

         Guarantor shall be responsible for all fees and expenses, including reasonable attorney's fees, incurred in connection with this Section.

         Section 9.9. Agreements with respect to Excluded Collateral. (a) Each of the parties hereto acknowledges and agrees that the Excluded Collateral has been provided solely for the benefit of Equity Investor and that the Excluded Collateral, proceeds thereof and all rights with respect thereto, do not form any part of the "Collateral" securing the Note or Owner's or Equity Investor's obligations under the Transaction Documents, or any part of the assets of Owner. Each party hereto (other than Equity Investor) hereby covenants and agrees for the benefit of Equity Investor that (i) it will not take any action to seize, realize upon, place a lien on or otherwise take action against the Excluded Collateral; (ii) it will not interfere with Owner's or Equity Investor's exercise of any rights or remedies under the Excluded Collateral Agreement or
Section 9.8; (iii) it will not attempt to block or take any other action to hinder, delay or prevent Owner from transferring the Excluded Collateral or any proceeds thereof to Equity Investor; (iv) if it receives any Excluded Collateral or any proceeds or other payment in respect thereof, such amounts will be promptly remitted to Equity Investor without deduction, set-off or counterclaim; and (v) it will not assert any claim or action against Equity Investor's realizing on the Excluded Collateral, including, without limitation, any assertion that such realization should be avoided as a preferential payment or that Owner is in any manner entitled thereto.

         (b) Equity Investor agrees, solely for the benefit of Noteholder and Surety, subject to subsection (c) below, that it will not draw upon the Letter of Credit (as defined in the Excluded Collateral Agreement) except in the following circumstances: (i) Owner has failed to receive a regularly scheduled rental payment of Owner Base Rental for further distribution to Equity Investor in respect of Yield and such payment default has continued for a period of three
(3) days, (ii) an event has occurred or a condition exists which is a Lease Default, Lease Event of Default or Event of Default, and the Trustee, at the direction of the Controlling Party, has initiated dispossessory remedies (or other remedies against the Leased Properties) against the Lessee and/or Borrower or (iii) the long-term debt rating of Firstar Bank Milwaukee, N.A. has fallen below "A2" by Moody's or "A" by Standard and Poor's Ratings Services, Inc. or is suspended or withdrawn, in each case, for a period of ninety (90) days, (iv) the Bank (as defined in the Excluded Collateral Agreement) has given notice that it will not renew the Letter of Credit, (v) the Lessee has elected to return all of the Leased Properties in accordance with
Section 29(a) of the Master Lease and the Lessee has failed to perform its obligations under Sections 30, 31 or 35 of the Master Lease, or (vi) the Lessee has elected to purchase (or is required to purchase) all of the Leased Properties in accordance with Section 29(b) of the Master Lease and the Lessee has failed to perform its obligations with respect to such purchase.

         (c) Equity Investor will notify Trustee, Surety and Noteholder of its intent to draw on the Letter of Credit as a result of an event described in clauses (i), (ii), (v) or (vi) not less than 10 days prior to the date it intends to make such draw.

         (d) In the case of any draw described in clauses (iii) or (iv) of
Section 9.9(b), Equity Investor agrees it will either apply the proceeds thereof to the acquisition of Acceptable Replacement Collateral or hold such proceeds as cash collateral on the same basis as the Letter of Credit.

        Section 9.10. Merger, etc. of Guarantor. Guarantor shall not consolidate with or merge into or with any other Person, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person, or permit any Person or Persons acting in concert, together with any Affiliates thereof, to in the aggregate, directly or indirectly, control or own (beneficially or otherwise) more than 50% (by number of shares) of the issued and outstanding stock of the Guarantor (any such transaction a "Change of Control"); provided that a Change of Control of Guarantor and/or Lessee resulting from (A) a sale, issuance or transfer of any stock in Guarantor, or (B) a merger, consolidation, reorganization or other business combination involving Guarantor shall be permitted (any such transaction a "Permitted Transaction") without the consent of Noteholder, Surety, Owner or Equity Investor provided that

                   (1) after the Permitted Transaction the Tangible Net Worth (as defined in Section 9.5(a)) of Guarantor or its successor entity, on a consolidated basis, is at least equal to the Tangible Net Worth of Guarantor immediately prior to such Permitted Transaction;

                   (2) Guarantor or its successor entity (or Guarantor's or such successor entity's parent corporation) is, at the time of or immediately after such transaction, a publicly held corporation;

                   (3) the successor entity (if other than Guarantor) expressly assumes in writing all of Guarantor's past, current and future obligations and liabilities under the Guaranty, the Excluded Collateral Agreement and each other Transaction Document to which Guarantor is a party and the Excluded Collateral Agreement pursuant to an assumption agreement in form and substance reasonably satisfactory to Owner, Equity Investor, Noteholder and Surety and provides to such Persons such certificates and legal opinions with respect to matters related to the Permitted Transaction, and the assumption of such obligations, as such Persons shall reasonably require; and

                   (4) either of the following items (i) or (ii) is complied with:

                            (i) the Permitted  Transaction  involves a company
                  in the healthcare or hospitality business; or

                           (ii) the Permitted Transaction involves a company
                  with a minimum senior unsecured debt rating of at least "BBB" from S&P or Baa2 from Moody's.

        Section 9.11. Subordination and Waiver of Bankruptcy Rights. (a) Owner and Equity Investor acknowledge and agree that notwithstanding anything to the contrary contained in the Master Lease or any of the other Lease Documents, any and all Liens and security interests granted or created in favor of Owner thereunder are and shall continue to be subject and subordinate to any and all Liens and security interests granted in favor of Noteholder, Surety, Trustee or any other Person in connection with the Loan under the Mortgages or any other Transaction Documents (excluding the Lease Documents), and all of the terms, covenants and conditions of the Loan and all advances thereunder, all interest and other sums due under the Loan, and to any extensions, modifications, amendments, renewals, refinancings, replacements and consolidations thereof. Owner and Equity Investor further acknowledge and agree that they shall have no right to enforce or attempt to enforce any Liens or security interests created or intended to be created under the Master Lease or Lease Documents (other than this Agreement) or exercise or attempt to exercise any rights or remedies relating thereto so long as any of the Loan Obligations remain outstanding (provided the foregoing shall not limit any rights with respect to the Excluded Collateral or Excepted Rights).

         (b) Each of Owner and Equity Investor further covenants and agrees that it will not acquiesce, petition or otherwise invoke or cause any other Person to invoke an Insolvency Proceeding with respect to Lessee or seek to appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official with respect to Lessee or all or any part of its property or assets or ordering the winding-up or liquidation of the affairs of Lessee, and each further agrees that it shall not make any election, give any consent, commence any action or file any motion or take any other action in any case by or against Lessee under the Bankruptcy Code without the prior written consent of Trustee, which consent may be given or withheld in Trustee's sole discretion. Each of Owner and Equity Investor hereby appoints Trustee as its agent, and grants to Trustee an irrevocable power of attorney coupled with an interest, and its proxy, for the purposes of exercising any and all rights and taking any and all actions available to Owner and Equity Investor in connection with any case by or against Lessee under the Bankruptcy Code, including, without limitation, the right to vote to accept or reject a plan, to make any election under Section 1111(b) of the Bankruptcy Code with respect to the Lease Obligations or otherwise, and to file a motion to modify the automatic stay. Each of Owner and Equity Investor hereby agrees that, upon the request of Trustee, it shall execute, acknowledge and deliver to Trustee all and every such further deeds, conveyances and instruments as Trustee may reasonably request for better assuring and evidencing the foregoing appointment and grant (provided the foregoing shall not limit, or assign to Trustee, any rights with respect to the Excluded Collateral or Excepted Rights).

        Section 9.12. Owner Kansas Filings. In connection with the annual filing required by Owner with respect to the Leased Property located in the State of Kansas referenced on Schedule 4.2(c)(ii) hereto, Lessee and Guarantor agree (i) to give Owner written notice of the due date of such filing sufficiently in advance for such filing to be prepared, accompanied by the form properly completed for execution by Owner, and (ii) file such document in a timely manner with the appropriate regulatory authority, all at the cost and expense of Lessee and Guarantor.

        Section 9.13. Purchase of Equity Interest. (a) Controlling Party shall have the right, but not the obligation, to purchase all but not less than all of Equity Investor's interest in Owner and the Transaction Documents and the Excluded Collateral Agreement upon the occurrence of a Trigger Event (as defined below) for an amount equal to the outstanding Equity Balance plus accrued Yield to the date of purchase plus any reasonable third party costs or expenses (including breakage costs) arising as a result of such purchase. Controlling Party will notify Equity Investor within five Business Days after the occurrence of a Trigger Event if it intends to exercise such right, which notice shall state the date (not more than 10 Business Days after the occurrence of a Trigger Event) on which such purchase shall be made. On the date set for purchase, upon payment of all amounts due, Equity Investor shall forthwith sell, assign, transfer and convey to Controlling Party (without recourse, representation or warranty of any kind except as to the absence of Owner Liens arising through Equity Investor), all of the estate, right, title and interest of Equity Investor in and to Owner, the Transaction Documents and the Excluded Collateral Agreement. Controlling Party shall assume all of Equity Investor's obligations under the Transaction Documents and the Excluded Collateral Agreement arising subsequent to such sale. All charges and expenses required pursuant to Section
2.11 hereof in connection with the issuance of any such new Note pursuant to this Section shall be borne by the Owner Participant.

         (b) For purposes of this Section 9.13, "Trigger Event" shall mean either (i) Equity Investor has given notice to Controlling Party that it intends to draw on the Excluded Collateral (other than as a result of an event described in Section 9.9(b)(iii) or (iv)), or (ii) Controlling Party desires to amend, modify or waive any provision of the Transaction Documents which cannot be amended, modified or waived without the consent of Owner or Equity Investor and Owner or Equity Investor has not consented thereto after being requested to do so by Controlling Party.

         (c) The provisions of this Section 9.13 shall be binding upon any transferee of Equity Investor's interest in Owner and the Transaction Documents and the Excluded Collateral Agreement.


                                    ARTICLE X

                            INDEMNITIES AND EXPENSES

        Section 10.1. General Indemnification and Hold Harmless Agreement. (a) Lessee and Guarantor hereby agree to indemnify and hold harmless each Indemnified Party from and against any and all Liabilities in connection with, pursuant to, related to or arising or allegedly arising from (i) this Agreement or the other Transaction Documents or the Excluded Collateral Agreement; (ii) any transaction contemplated hereby or thereby, including any Secondary Market Transaction or restructuring transaction required by the Noteholder pursuant to the Loan Agreement or Surety Transaction required by Surety pursuant to the Trust Agreement; (iii) the acquisition, financing, construction, installation, ownership, lease, sublease, ground lease, use and operation of the Leased Properties (including patent or latent defects in the Land or

Improvements, whether or not discoverable by Lessee, Guarantor or any Indemnified Party), including, without limitation, any suit, demand, claim or action arising under the Loan Documents by reason of Lessee or Guarantor being in default or failing to otherwise perform thereunder, hereunder or under any other Transaction Document or the Excluded Collateral Agreement; (iv) the defense of any suit, demand, claim, action or other proceeding brought against such Indemnified Party in connection with the foregoing; (v) the enforcement against Lessee, Guarantor or any Sublessee of any provision of this Agreement, the Master Lease, any Lease Supplement, or any other Transaction Document or the Excluded Collateral Agreement; (vi) damage, injury or death to any Person or damage to the property of any Person occurring on or about any of the Leased Properties, including, without limitation, arising from any defect in the Land or Improvements, or any act or omission of any Person including the defense of any suit, demand, claim, action or other proceeding brought against such Indemnified Party in connection with such damage or injury; (vii) any claims based upon absolute or strict liability in tort or claims based upon patent, trademark, tradename or copyright infringement; (viii) any action taken in good faith by such Indemnified Party in connection with this Agreement, the Master Lease, the other Transaction Documents, the Excluded Collateral Agreement, or the Leased Properties; and (ix) any actions by or requirements of any Governmental Authority; except that, as to any Indemnified Party, the foregoing indemnities shall not apply to the following:

                   (i) Liabilities to the extent solely caused by the gross negligence or willful misconduct of such Indemnified Party or its Related Parties or the breach by such Indemnified Party of its obligations under the Transaction Documents or the Excluded Collateral Agreement (but such breach shall not affect Lessee's or Guarantor's indemnification obligations to any other Indemnified Party);

                  (ii) the creation or existence of an Owner Lien attributable to such Indemnified Party; or

                  (iv) the voluntary disposition of the Leased Properties or the Master Lease by such Indemnified Party in direct violation of the provisions of the Master Lease.

         (b) Lessee and Guarantor shall give each Indemnified Party prompt notice of any occurrence, event or condition known to Lessee as a consequence of which any Indemnified Party may be entitled to indemnification hereunder. Lessee shall forthwith upon demand of any such Indemnified Party reimburse such Indemnified Party for reasonable amounts expended by it in connection with any of the foregoing or pay such amounts directly. In case any action, suit or proceeding is brought against any Indemnified Party in connection with any claim indemnified against hereunder, such Indemnified Party will, promptly after receipt of notice of the commencement of such action, suit or proceeding, notify Lessee and Guarantor thereof, enclosing a copy of all papers served upon such Indemnified Party, but failure to give such notice or to enclose such papers shall not relieve Lessee or Guarantor from any liability hereunder. Lessee and Guarantor may, and upon such Indemnified Party's request will, at Lessee's and Guarantor's expense, resist and defend (or settle) such action, suit or proceeding, or cause the same to be resisted or defended (or settled) by counsel selected by Guarantor and reasonably satisfactory to such Indemnified Party and in the event of any failure by Lessee and Guarantor to do so, Lessee and Guarantor shall pay all reasonable costs and expenses (including, without limitation, reasonable attorney's fees and expenses) incurred by such Indemnified Party in connection with such action, suit or proceeding. The provisions of this Section 10.1, and the obligations of Lessee and Guarantor under this Section 10.1, shall apply with respect to this Agreement, the Master Lease and the other Transaction Documents and the Excluded Collateral Agreement from and after the Closing Date, and shall survive and continue in full force and effect, notwithstanding the expiration or earlier termination of this Agreement, the Master Lease or any other Transaction Documents, or the Excluded Collateral Agreement, in whole or in part, or the expiration or termination of the Term applicable to any Leased Property, and are expressly made for the benefit of, and shall be enforceable by, each Indemnified Party.

         Section 10.2 General Tax Indemnity. Lessee and Guarantor agree to pay, defend and indemnify and hold harmless each Indemnified Party, on an after-tax basis, from any and all fees (including documentation, license and registration fees), taxes (including income, gross receipts, value-added, sales, use, property (personal and real, tangible and intangible), intangible taxes, intangible recording taxes, documentary and stamp taxes), levies, imposts, duties, charges, assessments or withholdings of any nature imposed by any Governmental Authority, including all penalties and interest with respect thereto, howsoever imposed, whether levied or imposed upon or asserted against such Indemnified Party, Lessee, the Leased Properties, or any portion thereof by any Federal, state or local government or taxing authority in the United States, or by any taxing authority or governmental subdivision of a foreign country, upon or with respect to (a) the Leased Properties or any portion thereof (including, without limitation, all fixtures, equipment and personal property which forms a part of the Leased Properties), (b) the acquisition, manufacture, construction, ordering, purchase, ownership, delivery, leasing, subleasing, re-leasing, possession, use, maintenance, registration, re-registration, titling, re-titling, licensing, documentation, return, repossession, foreclosure, condemnation, conveyance, assignment, sale or other application or disposition of the Leased Properties or any other portion thereof, (c) the rentals, receipts or earnings arising from the Leased Properties or other portion thereof, or (d) this Agreement, the Master Lease, any Lease Supplement, any other Transaction Document, the Excluded Collateral Agreement, the Base Rental, Contingent Rental, Additional Rental, or Termination Rental, or other amount payable by Lessee or Guarantor hereunder or any of the Transaction Documents or the Excluded Collateral Agreement (collectively, "Taxes"); provided, however, that the foregoing obligation shall not apply to and nothing in this Section shall require the payment by the Lessee or Guarantor, as to any Indemnified Party, of any of the following, or any penalties, fines or interest thereon ("Excluded Taxes"): (i) any taxes or impositions based upon or measured solely by such Person's gross, net or taxable income, tax preferences or dividends paid or taxes payable in the nature of capital gains, excess profits, accumulated earnings or personal holding company taxes of such Person, unless, under a statutory regime of general applicability, any such tax is in lieu of or in substitute for any other taxes of such Person or impositions upon or with respect to the Leased Properties which, if such other taxes or impositions were in effect, would be payable by Lessee hereunder; (ii) any franchise, estate, inheritance, succession or capital stock tax, (A) unless under a statutory regime of general applicability, any such tax is in lieu of or in substitute for any other taxes of such Person or impositions upon or with respect to the Leased Properties which, if such other taxes or impositions were in effect, would be payable by Lessee hereunder, and (B) other than franchise, qualification, doing business or similar taxes imposed on Owner by any State in which a Leased Property is located; (iii) any tax or imposition to the extent that such is solely and directly attributable to such Person's gross negligence or willful failure to comply with its obligations under Section 10(a) of the Master Lease or other breach of its obligations under the Transaction Documents; (iv) any tax or imposition imposed on such Person solely and directly as a result of the gross negligence or willful misconduct of such Person (or such Person's Related Parties) or the breach by such Person of its obligations under the Transaction Documents or the Excluded Collateral Agreement (but such breach shall not affect Lessee's or Guarantor's indemnification obligations to any other Indemnified Party); (v) any withholdings (including, without limitation, any taxes arising under Section 871, 881, 1441 or 1442 of the Code and any similar withholding provisions under state, local or foreign law) imposed as a collection device for or in substitution or in lieu of, income taxes or franchise taxes, to the extent such income taxes or franchise taxes would not otherwise be indemnified; and (vi) any taxes of any such Person arising by reason of any voluntary transfer by such Person of the Master Lease or Leased Properties or part thereof or interest therein other than (A) a transfer by Owner pursuant to an exercise of remedies which are enforceable after and during the occurrence of a Lease Event of Default hereunder, (B) a transfer constituting an Owner Conveyance hereunder, or
(C) a subsequent transfer by the Trustee or any nominee, designee or affiliate thereof if such Person purchases the Leased Properties at a foreclosure sale or accepts a deed-in-lieu of foreclosure to the Leased Properties. For purposes of the foregoing, "income tax" shall include any Tax based upon or measured by net income or net receipts (including taxes based on capital gains and minimum taxes) as well as any tax or imposition that qualifies as an "income tax" within the meaning of United States Treasury Regulation 1.901-2. All of the obligations contained in this Section 10.2 shall continue in full force and effect notwithstanding the expiration or earlier termination of this Agreement, the Master Lease in whole or in part, including the expiration or termination of the Term with respect to the Leased Properties, and are expressly made for the benefit of, and shall be enforceable by, each Indemnified Party. Each such Person agrees at the request of the Lessee or Guarantor to provide an itemized list of the Taxes imposed upon it for which it is seeking payment by Lessee and Guarantor hereunder, including a determination of any additional payments which may be required to fully reimburse or protect such Person for the income tax effects attributable to payments made hereunder.

         (b) Notwithstanding the provisions of paragraph (a) of this Section
10.2 and so long as no Lease Default or Lease Event of Default shall have occurred, Lessee or Guarantor shall have the right to contest, by appropriate legal proceedings, any Tax, and to postpone payment of or compliance with the same during the pendency of a contest permitted and conducted pursuant to
Section 8(b) of the Master Lease.

         (c) If Owner or any other Person entitled to the benefits of this
Section 10.2 receives a refund (or similar tax savings) with respect to any tax paid by Lessee or Guarantor to or for the benefit of such Person pursuant to this Section 10.2, such Person shall remit the refund (or similar tax savings) to Lessee or Guarantor to the extent of any payment so made by Lessee or Guarantor.

         (d) This Section 10.2 shall continue in full force and effect notwithstanding the expiration or earlier termination of this Agreement or the Master Lease in whole or in part, including the expiration or termination of the Term with respect to the Leased Properties, and is expressly made for the benefit of, and shall be enforceable by, each Indemnified Party.

        Section 10.3.    Environmental Indemnity.

         (a) Lessee covenants that (i) the Leased Properties shall be kept free of Hazardous Materials, except for those Hazardous Materials necessary for the operation of the Leased Properties, provided that Lessee complies with all applicable Environmental Law and Environmental Permits, and (ii) neither Lessee, any Sublessee nor any occupant of the Leased Properties shall use, transport, store, dispose of or in any manner deal with Hazardous Materials on the Leased Properties, except for those Hazardous Materials necessary for the operation of the Leased Properties, provided that such materials are used, transported, stored and disposed of in compliance with all applicable Environmental Law and Environmental Permits. Lessee shall comply with, and ensure compliance by all occupants of the Leased Properties with, all applicable Environmental Law and Environmental Permits, and shall keep the Leased Properties free and clear of any liens imposed pursuant to such Environmental Law. Lessee shall conduct and complete all investigations, studies, sampling, and testing, and all remedial actions necessary to clean up and remove any Hazardous Materials from the Leased Properties in accordance with all applicable Environmental Law.

         (b) (i) Lessee and Guarantor covenant and agree at their sole cost and expense, to protect, defend, indemnify and hold each Indemnified Party and its Related Parties harmless from and against any and all losses (including diminution in the value of the Leased Properties), liabilities, obligations, claims, damages, penalties, causes of action, fines, costs and expenses, including without limitation, litigation costs (including, without limitation, attorneys' fees, expert and consulting fees, expenses, sums paid in settlement of claims and any such litigation costs incurred in enforcing the obligations of Lessee hereunder or collecting any sums due hereunder), other than, as to any Indemnified Party, those arising solely from the willful misconduct of such Indemnified Party (collectively, the "Indemnified Claims"), directly or indirectly imposed upon or incurred by or asserted against such Indemnified Party and its Related Parties, whether as owner, lessor, mortgagee, mortgagee in possession, successor in interest to Lessee by foreclosure, exercise of power of sale, acceptance of a deed-in-lieu of foreclosure or otherwise, or in any other capacity, arising out of or in connection with (1) any violation of Environmental Law; (2) any claim or lawsuit brought or threatened, settlement reached, or government order relating to any Hazardous Materials; (3) the use, generation, refining, manufacture, transportation, transfer, production, processing, storage, handling, or treatment of any Hazardous Materials, on, under, from, or affecting the Leased Properties or any other leased properties;
(4) the Release or threatened Release of any Hazardous Materials on, under, from, or affecting the Leased Properties or any other properties; (5) any remedial action, or imposition of standards of conduct, including the clean-up, encapsulation, treatment, abatement, removal and/or disposal of any Hazardous Materials on, under, from or affecting the Leased Properties or any other leased properties; (6) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to Hazardous Materials; (7) any failure to obtain, maintain or comply with, any applicable Environmental Permit; or (8) a misrepresentation or inaccuracy in any representation or warranty or a breach of or failure to perform any covenant made by Lessee in this Section.

                  (ii) Lessee and Guarantor understand and agree that their liability to the Indemnified Parties shall arise upon the earlier to occur of (1) the Release, discovery of, or the threat or suspected presence of, any Hazardous Materials, on, under, about or affecting the Leased Properties, whether or not the Environmental Protection Agency, any other federal agency or any state or local environmental or other agency or political subdivision or any court, administrative panel or tribunal has taken or threatened any action in connection with the presence, or threatened or suspected presence, of any Hazardous Materials or (2) the institution of any Indemnified Claims, and not upon the realization of loss or damage. Lessee and Guarantor shall also indemnify and hold harmless each Indemnified Party and its Related Parties from and against all loss, costs, damages, or expenses (including, without limitation, attorney's fees) arising out of the enforcement of the obligations of Lessee and Guarantor hereunder, or the assertion by Lessee or Guarantor of any defense to its obligations hereunder.

         (c) To the extent the provisions of this Section 10.3 related to Leased Properties located in the State of California, this Section 10.3 is intended by the parties to constitute an "environmental provision" as defined in California Code of Civil Procedure Section 736, and the Indemnified Parties shall have all rights and remedies provided in such section.

         (d) The obligations and liabilities of Lessee and Guarantor under this Section shall survive any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Master Lease, the Loan Agreement or any other Transaction Document or the Excluded Collateral Agreement; notwithstanding the foregoing, Lessee and Guarantor shall not have any obligations or liabilities under this Section with respect to obligations and liabilities that Lessee or Guarantor can prove arose solely from Hazardous Materials that (i) were not present on the Leased Properties prior to the date that Noteholder or Surety acquired title to the Leased properties, whether by foreclosure, exercise of a power of sale, acceptance of a deed-in-lieu of foreclosure or otherwise and (ii) were not the result of any act or omission of Lessee, Guarantor, Manager or any Sublessee or any of such Persons' affiliates, agents or contractors.

         (e) Any amounts payable to any Indemnified Party under this Section shall become immediately due and payable and, if not paid within thirty (30) days of written demand therefor, shall bear interest at the Default Rate, or the maximum rate permitted by law from the earlier to occur of (i) the date payment is made or loss or damage is sustained by such Indemnified Party or (ii) the date Lessee's or Guarantor's liability shall arise pursuant to paragraph (b)(ii) hereof, until paid.

         (f) Lessee and Guarantor shall take any and all reasonable actions, including institution of legal action against third-parties, necessary or appropriate to obtain reimbursement, payment or compensation from such persons responsible for the presence of any Hazardous Materials at, in, on, under or near the Leased Properties or otherwise obligated by law to bear the cost. The Indemnified Parties shall be and hereby are subrogated to all of Lessee's and Guarantor's rights now or hereafter in such claims.

         (g) Lessee and Guarantor shall cooperate with each Indemnified Party, and provide access to each Indemnified Party and any professionals engaged by such Indemnified Party, upon such Indemnified Party's request, to conduct, contract for, evaluate or interpret any environmental assessments, audits, investigations, testing, sampling, analysis and similar procedures on the Leased Properties.

         (h) No delay on any Indemnified Party's part in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.

         (i) Each party hereto shall, within five (5) business days of receipt thereof, give written notice to the other parties hereto of (i) any notice or advice from any governmental agency or any source whatsoever with respect to Hazardous Materials on, from or affecting the Leased Properties, and (ii) any claim, suit or proceeding, whether administrative or judicial in nature ("Legal Action"), brought against such party or instituted with respect to the Leased Properties, with respect to which Lessee and Guarantor may have liability under this Section. Such notice shall comply with the provisions of Section 11.4 hereof.

         (j) Each Indemnified Party shall, at all times, be free to independently establish to its satisfaction and in its absolute discretion the existence or nonexistence of any fact or facts the existence or nonexistence of which is a condition of this Section.

        Section 10.4. Payment of Expenses. (a) Lessee and Guarantor agree, whether or not the transactions contemplated by this Agreement and the other Transaction Documents and the Excluded Collateral Agreement are consummated to pay all fees, reasonable costs, expenses and disbursements in connection with the closing of the transactions contemplated by this Agreement and the other Transaction Documents and the Excluded Collateral Agreement ("Transaction Expenses"), including, without limitation:

                   (i) the reasonable fees, expenses and disbursements of Owner, Equity Investor, Trustee, Surety and Noteholder, including fees, expenses and disbursements of their respective legal counsel;

                  (ii) appraisal fees, engineering fees, environmental assessments, title insurance fees and survey costs;

                 (iii) the payment of Lien searches, filing and transfer fees, and taxes, fees and expenses relating to the titling and registration of and recording of the Master Lease, any Memorandum of Lease or any mortgage, collateral, assignment of leases and rents, Uniform Commercial Code financing statements and any other security documents with respect to the Leased Properties or the transactions contemplated hereby;

                  (iv) costs associated with the formation of Lessee and Owner and the qualification of such Persons to do business in each state where a Leased Property is located, and costs incurred by Owner or Equity Investor in connection with any licensing requirements for the Assisted Living Facilities;

                   (v) any real estate brokers' fees in respect of the sale or transfer of each Leased Property and any and all stamp, and other similar taxes, if any, that are payable in connection with the transactions contemplated by this Agreement and the other

         Transaction Documents and the Excluded Collateral Agreement; and

                  (vi) costs, fees and expenses payable pursuant to the Loan Agreement or any other Transaction Document and the Excluded Collateral Agreement;

provided that the foregoing shall not include any fees which are payable only if the transactions contemplated hereby are consummated, if such transactions are not in fact consummated. The obligation of Lessee and Guarantor to pay all such fees, expenses and other amounts shall survive the termination of this Agreement and the Master Lease for any reason. All such amounts invoiced at least one (1) Business Day prior to the Closing Date or Additional Properties Closing Date shall be due and payable on the Closing Date or Additional Properties Closing Date, as the case may be.

         (b) Lessee and Guarantor shall pay or cause to be paid (i) all reasonable costs and reasonable out-of-pocket expenses incurred by or on behalf of the Owner, Equity Investor, Surety, Trustee and Noteholder, including reasonable fees and expenses of their respective counsel, in entering into any future amendments or supplements with respect to any of the Transaction Documents or the Excluded Collateral Agreement, whether or not such amendments or supplements are ultimately entered into, or giving or withholding of waivers or consents hereto or thereto, whether or not such waivers or consents are ultimately granted; and (ii) all reasonable out-of-pocket costs and expenses and all Taxes, if any, of Owner or SELCO that are incurred as a consequence of the formation and maintenance of Owner, the qualification to do business of Owner in each State where a Leased Property is located, and ownership of the Leased Properties by the Owner.

         (c) Without limiting the generality of the foregoing, Lessee shall pay all fees, costs and expenses of Owner and SELCO, including reasonable fees and disbursements of their counsel, in connection with any restructuring transaction or Secondary Market Transaction required by the Noteholder pursuant to the Loan Agreement or Surety pursuant to the Trust Agreement, or any defeasance of the Note pursuant to Section 6 thereof.

        Section 10.5. [Intentionally Reserved].

        Section 10.6. Change in Legality. Notwithstanding any other provision of this Agreement or any other Transaction Document or the Excluded Collateral Agreement, if any change after the date hereof in any Governmental Rule or in the interpretation thereof (including any request, guideline or policy not having the force of law) by any Governmental Authority charged with the administration thereof shall make it unlawful for Equity Investor to make or maintain a LIBOR Advance or to give effect to its obligations as contemplated hereby with respect to a LIBOR Advance, then, by written notice to the Lessee, Owner or Equity Investor may require that all outstanding LIBOR Advances made by it be converted to Alternate Rate Advances, whereupon all such LIBOR Advances shall be automatically converted to Alternate Rate Advances as of the effective date of such notice as provided in this Section 10.6.

         For purposes of this Section, a notice to the Lessee by Owner or Equity Investor pursuant to this Section 10.6 shall be effective with respect to the outstanding LIBOR Advances, if lawful, on the last day of the then current Interest Period; in all other cases, such notice shall be effective on the date of receipt by the Lessee.

        Section 10.7.    Indemnity

         (a) Lessee and Guarantor shall indemnify Owner and Equity Investor against any actual loss or expense which Owner or Equity Investor sustains or incurs as a consequence of any failure of a closing hereunder on the Closing Date or the Additional Properties Closing Date, as applicable, after notice of such closing shall have been given, any payment, prepayment or conversion of a LIBOR Advance required by any other provision of this Agreement or otherwise made on a date other than the last day of the applicable Interest Period, any default in the payment or prepayment of the principal amount of any Equity Advance or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof or otherwise), or the occurrence of any Lease Event of Default.

         (b) Lessee and Guarantor shall indemnify Owner and Equity Investor against any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain any Equity Advance or any part thereof as a LIBOR Advance. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by Equity Investor of (i) its cost of obtaining the funds for the Equity Advance being paid, prepaid or converted or not borrowed based on LIBOR, for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Equity Advance (or, in the case of a failure to borrow, the Interest Period for such Equity Advance which would have commenced on the date of such failure to borrow)) over (ii) the amount of Yield (as reasonably determined by Equity Investor) that would be realized by Equity Investor in re-employing the funds so paid, prepaid or converted or not borrowed for such period or Interest Period, as the case may be.

         (c) A certificate of Equity Investor setting forth any amount or amounts which Owner or Equity Investor is entitled to receive pursuant to this Section shall be delivered to the Lessee and Guarantor and shall be conclusive absent manifest error. Lessee and Guarantor shall pay all such amounts within ten (10) days after receipt of such certificate.

         Section 10.8. [Intentionally Reserved].

         Section 10.9 Enforcement. Each Indemnified Party may enforce the obligations of Lessee and Guarantor owed to it under this Article X by direct action, suit for specific performance or otherwise; provided that such enforcement shall not include any other remedies under the Lease.


                                   ARTICLE XI


                                  MISCELLANEOUS

         Section 11.1. Headings. The headings of the Sections of this Agreement are for convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof.

         Section 11.2. U.S. Currency. All payments to be made hereunder shall be made in lawful currency of the United States of America at the address of the payee set forth below or at such other address as such payee shall designate in writing.

         Section 11.3. Survival of Covenants. All covenants, agreements, representations and warranties made herein and in certificates or reports delivered pursuant hereto shall be deemed to have been material and relied on by Noteholder, Equity Investor and Surety, notwithstanding any investigation made by or on behalf of Noteholder, Equity Investor and Surety, and shall survive the execution and delivery of this Agreement and the other Transaction Documents and the Excluded Collateral Agreement.

         Section 11.4. Notices, etc. Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied, telexed or sent by overnight courier service or United States mail and shall be deemed to have been given: (A) if delivered in person, when delivered; (B) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 6:00 pm (New York Time) or, if not, on the next succeeding Business Day; (C) if delivered by nationally recognized overnight courier, one day after delivery to such courier properly addressed; or (D) if by U.S. Mail, four Business Days after depositing in the United States mail, with postage paid and properly addressed.

         If to Owner or Equity Investor, notice shall be sent to:

                  c/o SELCO Service Corporation
                  129 Public Square
                  Cleveland, Ohio  44114
                  Attn: Robert Bowes, Esq.
                  Telephone: (216) 689-5089
                  Facsimile: (216) 689-5681

                  with a copy to:

                  Key Global Finance
                  30 Federal Street
                  Boston, Massachusetts 02110
                  Attn:  Mindy Berman
                  Telephone: (617) 654-2777
                  Facsimile: (617) 654-2727

         If to Lessee or Guarantor:

                  c/o Alterra Healthcare Corporation
                  450 North Sunnyslope Road
                  Suite 300

                  Brookfield, Wisconsin  53005
                  Attn:  Mark Ohlendorf, Senior Vice President Finance
                  Telephone: (414) 641-7432
                  Facsimile: (414) 789-6182


         with copies to:

                  Rogers & Hardin
                  229 Peachtree Street
                  International Tower
                  Atlanta, Georgia  30303
                  Attn:  Miriam Dent, Esq.
                  Telephone: (404) 420-4644
                  Facsimile: (404) 525-2224


         If to Noteholder:

                  Greenwich Capital Financial Products, Inc.
                  600 Steamboat Road, Level 2
                  Greenwich, Connecticut 06830
                  Attn: Paul Nidenberg
                  Telephone: (203) 618-2347
                  Facsimile: (203) 618-2052


         with a copy to:

                  Sidley & Austin
                  875 Third Avenue
                  New York, New York  10022
                  Attn:  Robert L. Boyd, Esq.
                  Telephone: (212) 906-2252
                  Facsimile: (212) 906-2021


         And to:

                  ZC Specialty Insurance Company
                  One Exchange Place
                  Suite 100
                  Jersey City, New Jersey  07302
                  Attn: General Counsel
                  Telephone: (201) 309-3040
                  Facsimile: (201) 332-1400
                  with copies to:

                  Zurich Centre Group, LLC
                  One Chase Manhattan Plaza, 44th Floor
                  New York, New York  10005
                  Attention: General Counsel
                  Facsimile: (212) 898-5350
                  Confirmation: (212) 898-5350

                  The Zurich Centre
                  90 Pitt's Bay Road
                  Pembroke HM 08
                  P.O. Box HM 1788
                  Hamilton HM HX, Bermuda
                  Attention: Manager-ZC Specialty Insurance Company
                  Facsimile: (441) 295-3705
                  Confirmation: (441) 295-8501

         And to:

                  The First National Bank of Chicago
                  One First National Plaza, Suite IL1-0126
                  Chicago, Illinois 60670-0126
                  Attn: Global Corporate Trust Services
                  Telephone: (312) 407-0192
                  Facsimile: (312) 407-1708

         If to Trustee:

                  The First National Bank of Chicago
                  One First National Plaza, Suite IL1-0126
                  Chicago, Illinois 60670-0126
                  Attn: Global Corporate Trust Services
                  Telephone: (312) 407-0192
                  Facsimile: (312) 407-1708

         If to Surety:

                  ZC Specialty Insurance Company
                  One Exchange Place
                  Suite 100
                  Jersey City, New Jersey  07302
                  Attn: General Counsel
                  Telephone: (201) 309-3040
                  Facsimile: (201) 332-1400
         with copies to:

                  Zurich Centre Group, LLC
                  One Chase Manhattan Plaza, 44th Floor
                  New York, New York  10005
                  Attention: General Counsel
                  Facsimile: (212) 898-5350
                  Confirmation: (212) 898-5350

                  The Zurich Centre
                  90 Pitt's Bay Road
                  Pembroke HM 08
                  P.O. Box HM 1788
                  Hamilton HM HX, Bermuda
                  Attention: Manager-ZC Specialty Insurance Company
                  Facsimile: (441) 295-3705
                  Confirmation: (441) 295-8501


Any party may change its address to another single address by notice given as herein provided, except any change of address notice must be actually received in order to be effective.

         Notwithstanding the foregoing, all material communications, including without limitations, communications pertaining to "Defaults," "Events of Default," "Lease Defaults" or "Lease Events of Default" or events or occurrences which have, will or could result in a Material Adverse Effect shall be given in writing and delivered by a nationally recognized overnight courier within one day after delivery to such courier with receipt thereof to be confirmed telephonically by the sending party.

         Section 11.5. Benefits. All of the terms and provisions of this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

         Section 11.6. Supersedes Prior Agreements: Counterparts. This Agreement and the instruments referred to herein supersede and incorporate all representations, promises, and statements, oral or written, made by the parties in connection with the transactions contemplated hereby. This Agreement may not be varied, altered, or amended except by a written instrument executed by an authorized officer of each party thereto. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument.

         Section 11.7. Controlling Law. The parties hereto agree that the validity, interpretation, enforcement and effect of this agreement shall be governed by, and construed in accordance with, the laws of the state of Illinois and the parties hereto submit (and waive all rights to object) to non-exclusive personal jurisdiction in the state of Illinois and agree to venue in any court in such jurisdiction, including any federal courts sitting in such jurisdiction.

         Section 11.8. Waiver of Jury Trial. Each party hereto hereby waives any right that it may have to a trial by jury on any claim, counterclaim, setoff, demand, action or cause of action (a) arising out of or in any way related to this agreement or the other Transaction Documents or the Excluded Collateral Agreement, or (b) in any way connected with or pertaining or related to or incidental to any dealings of the parties with respect to the Transaction Documents or the Excluded Collateral Agreement or in connection with this Agreement or the Exercise of any party's rights and remedies under this Agreement or otherwise, or the conduct or the relationship of the parties hereto, in all of the foregoing cases whether now existing or hereafter arising and whether sounding in contract, tort or otherwise. Each party agrees that any other party may file a copy of this Agreement with any court as written evidence of the knowing, voluntary, and bargained agreement of such party irrevocably to waive its rights to trial by jury as an inducement of the other parties entering into this Agreement and the transactions contemplated hereby, and that, to the extent permitted by applicable law, any dispute or controversy whatsoever (whether or not modified herein) between any of the parties shall instead be tried in a court of competent jurisdiction by a judge sitting without a jury.

         Section 11.9. Interpretation. In this Agreement (unless otherwise specified), the singular includes the plural and the plural includes the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible, visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), recitals, exhibits, annexes or schedules are those of this Agreement unless otherwise indicated; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modification to such instruments, but only to the extent such amendments and other modification are not prohibited by the terms of this Agreement or specifically excluded therefrom; the phrase "and/or" shall be deemed to mean the words both preceding and following such phrase, or either of them; references to the parties and to Persons include their respective permitted successors and assigns; and, in the case of governmental Persons, Persons succeeding to their respective functions and capacities; and references to times of day shall be to Chicago, Illinois time unless specifically provided otherwise.

         Section 11.10. No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Noteholder, Equity Investor or Surety shall have the right to act exclusively in the interest of such Person and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to any other Person.

         Section 11.11. Further Assurances. The parties hereto, in recognition of the complexity of the transactions contemplated hereby, agree to cooperate in good faith with Equity Investor at its request in taking all reasonable and necessary actions necessary to correct any inconsistencies or errors which affect the rights of Equity Investor under the Transaction Documents; provided that such party shall have determined in its good faith discretion that the requested action will not have an adverse effect on the rights of such party under the Transaction Documents.

       Section 11.12.    Non-Recourse Loan.

         (a) Except as otherwise provided herein, Noteholder, Surety and Trustee shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in this Agreement, the Note or the Transaction Documents by any action or proceeding wherein a money judgment shall be sought against Borrower or Equity Investor, except that Noteholder, Surety and Trustee may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Noteholder, Surety and Trustee to enforce and realize upon the Mortgages or other Transaction Documents, and the Leased Properties or any of them; provided, however, that any judgment in any action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interests in the Leased Properties.

         (b) Notwithstanding the foregoing, Borrower and Equity Investor shall be personally liable in the amount of any loss, damage or cost resulting or arising from (i) fraud or intentional misrepresentation by Borrower or Equity Investor in connection with obtaining the Loan evidenced by the Notes, (ii) Borrower's or Equity Investor's misappropriation or misapplication of Rents in violation of the Flow of Funds Agreement or any other Transaction Document,
(iii) Borrower's or Equity Investor's violation of the provisions of Section 5.2, 5.3, 5.7 or 5.8 of the Loan Agreement and (iv) upon the occurrence of any Event of Default with respect to Borrower under Section 7.1(f); provided, however, that Equity Investor shall only be liable for any loss, damage or costs resulting or arising from any of the foregoing acts of Borrower or matters with respect to Borrower occurring or existing during the period that Equity Investor is Borrower's controlling shareholder.

         (c) No provision of this Section 11.12 shall (i) affect the enforcement of the Guaranty, or any guaranty or similar agreement executed in connection with the debt evidenced by the Note, (ii) release or reduce the debt evidenced by the Note, (iii) impair the lien of the Mortgages or any other Transaction Documents, (iv) impair the rights of Noteholder to enforce any provisions of the Transaction Documents, (v) limit Noteholder's ability to obtain a deficiency judgment or judgment on the Note or otherwise against any Borrower Party to the extent necessary to obtain any amount for which such Borrower Party may be liable in accordance with this Section 11.12 or any other Transaction Documents or (vi) modify or affect the liabilities or obligations of Lessee, Guarantor, Manager or any Sublessee under any of the Transaction Documents.

       Section 11.13. Trustee acting as Trustee under Trust Agreement. The Trustee will be acting hereunder not in its individual capacity, but solely in its capacity as Trustee under the Trust Agreement. All parties to this instrument acknowledge and agree that where there is any reference in this Agreement to Trustee performing any activity, making any decision or determination, approving or consenting to any matter, exercising any rights, fulfilling any obligation, exercising any discretion, or otherwise acting in any capacity as Trustee, Trustee will not be the party required to do so unless it is specifically authorized or directed to do so in each instance by an appropriate direction under the Trust Agreement, and that any such performance, decision, determination, approval, consent, or other action to be made, taken, given or exercised by Trustee hereunder that Trustee is not so specifically authorized or directed to perform in each instance will be made, taken, given or exercised by Lender, Surety or a Servicer appointed by Lender and Surety or other applicable party under the Trust Agreement. No Person who is dealing with Trustee in connection with the payment of the Secured Obligations, satisfaction, modification or enforcement of this Agreement or the obligations secured hereby or otherwise shall be entitled, or have any obligation, to question or investigate the Trustee's authority hereunder or to inquire as to the terms, conditions or provisions of the Trust Agreement.

       Section 11.14. Waiver of Posting Bond. To the extent permitted by law, each of the parties hereby waives any requirements under the unauthorized insurance or similar laws of any jurisdiction or otherwise that Surety or the Backstop Insurer post funds, securities or other security as a condition to its appearance or filing of pleadings in any proceeding involving or arising with this Agreement.

       Section 11.15. Consents. Each party hereto consents to (a) the Licensing Subleases entered into on the Closing Date with respect to the Leased Properties located in Sun City West, Arizona, Tucson, Arizona, Boynton Beach West, Florida, Dunedin, Florida, Mesa, Arizona and Peoria, Arizona; and (b) the Escrow Agreement dated as of the date hereof between HCR Manor Care, Inc., Guarantor and Chicago Title Insurance Corporation.

         IN Witness Whereof, the parties have duly executed this Agreement as of the day and year first written above.



                                            AHC Tenant ,Inc.




                                            By:  /s/ Mark W. Ohlendorf
                                               -------------------------------
                                            Name:    Mark W. Ohlendorf
                                            Title:   Vice President



                                            Alterra Healthcare Corporation




                                            By:  /s/ Mark W. Ohlendorf
                                               -------------------------------
                                            Name:    Mark W. Ohlendorf
                                            Title:   Senior Vice President



                                            Pita General Corporation


                                            By:  /s/ Mindy Berman
                                               -------------------------------
                                            Name:    Mindy Berman
                                            Title:   Vice President





                                            SELCO Service Corporation




                                            By:  /s/ Donald C. Davis
                                                ------------------------------
                                            Name:    Donald C. Davis
                                            Title:   Vice President

                                            Greenwich Capital Financial
                                            Products, Inc.


                                            By:  /s/ Warren Ashenmil
                                               --------------------------------
                                            Name:  Warren Ashenmil
                                            Title:  Senior Vice President



                                            ZC Specialty Insurance Company




                                            By:  /s/ Lynn Finkel
                                               -------------------------------
                                            Name:  Lynn Finkel
                                            Title:  Vice President





                                            The First National Bank of Chicago,
                                            as Trustee




                                            By:  /s/ Jeffrey L. Kinney
                                               -------------------------------
                                            Name:  Jeffrey L. Kinney
                                            Title:  Vice President

                      SCHEDULE 1 TO PARTICIPATION AGREEMENT


                              PAYMENT INSTRUCTIONS

         All payments to Owner to be by bank wire transfer of immediately available funds (identifying each payment as AHC Tenant, Inc./Pita General Corporation) to:

                                 Key Bank, N.A.
                                Albany, New York
                                ABA No. 021300077

                                 For Credit to:

                            Account No. 325760034018
                         Attention: Don Davis/Key Global

or to such other account as Owner may direct from time to time.

                 SCHEDULE 4.2(C)(II) TO PARTICIPATION AGREEMENT


                           OWNER LICENSES AND PERMITS

ARIZONA:

         The Arizona Department of Health Services, Division of Assurance and Licensure Services requires the Assisted Living Center licensee to disclose the existence of any lease agreement under which the facility operates. Alterra will submit the applicable warranty deed, Lease, Sublease and Licensing Sublease for each Arizona Leased Property upon closing.

COLORADO:

         The Colorado Department of Public Health and Environment, Health Facilities Division requires the Personal Care Boarding Home licensee to disclose the entity holding title to the property/land for the Personal Care Boarding Home. Alterra has submitted amended applications naming Pita General Corporation as the owner of the Colorado Leased Properties and will submit the applicable warranty deed, Lease, Sublease, and Management Agreement for each Colorado Leased Property upon closing.

NEW JERSEY:

         The New Jersey Department of Health and Senior Service Long Term Care Licensing and Certification Program requires the Assisted Living Residence licensee to disclose the entity holding title to the property/land for the Assisted Living Residence and provide copies of signed leases within 5 days after closing. Alterra will provide the disclosure and submit the applicable warranty deed, Lease, Sublease, and Licensing Sublease for each New Jersey Leased Property within 5 days after closing.

NEVADA:

         None

NORTH CAROLINA:

         None

VIRGINIA:

         None

GEORGIA:

         None

FLORIDA:

         The Agency for Health Care Administration ("AHCA") requires the Assisted Living Facility licensee to disclose the entity holding title to the property/land for the Assisted Living Facility. Alterra will provide amended applications disclosing Pita General Corporation as the entity holding title to the Florida Properties and will submit the warranty deed, Lease, Sublease and Licensing Subsublease for each Florida Leased Property upon closing.

OHIO:

         The Ohio Department of Health, Division of Quality Assurance requires the Residential Care Facility licensee to disclose each entity holding an ownership interest of 5% or more in the property/land for the Residential Care Facility. Alterra will send the Department a letter disclosing the ownership interest of Pita General Corporation upon closing.

KANSAS:

         The Kansas Department of Health and Environment, Bureau of Health Facility Regulation requires the Adult Care Home licensees to disclose the name and address of the entity holding title to the property/land for the Adult Care Home. The licensees are also required to disclose the existence of any/all lease agreements and/or management agreements under which the Adult Care Home operates. The owner of the land/property must be listed as a licensee on the license for the Kansas Leased Property.

         Alterra has amended the change of ownership application to reflect the ownership interest of Pita General Corporation and Pita General Corporation has submitted the disclosure form (including a balance sheet/statement of net worth) which are the only actions required of Pita General Corporation in connection with issuance of Adult Care Home license for the Kansas Leased Property. Alterra will submit the applicable warranty deed, Lease, Sublease and Management Agreement for the Kansas Leased Property upon closing.

         Except for annual refiling of Part II of the Initial/Annual Report for Adult Care Home Licenses by Pita General Corporation, there are no ongoing filing, reporting or other obligations imposed on Pita General Corporation in connection with the Adult Care Home licenses (other than such obligations applicable to all licensees, which Alterra will perform on behalf such licensees).

CALIFORNIA:

         The California Department of Social Services requires the Residential Care Facility for the Elderly licensee to disclose the entity holding title to the property/land for the Residential Care Facility for the Elderly. Alterra will send the Department a letter disclosing the ownership interest of Pita General Corporation and will submit the warranty deed, Lease, Sublease, Licensing Sublease and Management Agreement for each California Leased Property upon closing.

WASHINGTON:

         None